Exhibit 4.4

                                                       EDC LOAN NO. 880-UK-24189
                                                                  EXECUTION TEXT

================================================================================

                                 LOAN AGREEMENT

                                      dated

                                  MARCH 4, 2003

                                     between

                             MITEL NETWORKS LIMITED

                                       and

                            EXPORT DEVELOPMENT CANADA

                                  GBP 4,100,000

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Doc #16228
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PARTIES........................................................................1
RECITALS.......................................................................1

SECTION 1 - DEFINITIONS AND ACCOUNTING MATTERS.................................1
      1.1 Certain Defined Terms................................................1
      1.2 Accounting Terms and Determinations.................................12
      1.3 Terms Generally.....................................................12
      1.4 Business Day Adjustment.............................................12
SECTION 2 - LOANS, RECORDS AND DISBURSEMENTS..................................12
      2.1 Advances............................................................12
      2.2 Loan Account........................................................12
      2.3 Disbursements.......................................................13
      2.4 Disclaimer..........................................................13
      2.5 Currency of Advances................................................13
SECTION 3 - REPAYMENT OF PRINCIPAL AND PAYMENT OF INTEREST....................13
AND FEES......................................................................13
      3.1 Principal...........................................................13
      3.2 Interest............................................................13
      3.3 Voluntary Prepayment................................................14
      3.4 Mandatory Prepayments...............................................15
      3.5 Administration Fee..................................................15
      3.6 Risk Premium Fee....................................................15
      3.7 Commitment Fee......................................................16
      3.8 Application of Payments.............................................16
SECTION 4 - PLACE AND MANNER OF PAYMENT.......................................16
      4.1 Place and Manner of Payment.........................................16
SECTION 5 - YIELD PROTECTION, ETC.............................................17
      5.1 Additional Costs....................................................17
      5.2 Change in Market....................................................17
      5.3 Illegality..........................................................18
      5.4 Broken Funding......................................................18
      5.5 Taxes...............................................................18
SECTION 6 - CONDITIONS PRECEDENT..............................................19
      6.1 Conditions Precedent to the Initial Advance.........................19
      6.2 Conditions Precedent to all Advances................................21
      6.3 Waiver..............................................................22
SECTION 7 - REPRESENTATIONS AND WARRANTIES....................................22
      7.1 Representations and Warranties......................................22
SECTION 8 - COVENANTS.........................................................24
      8.1 Covenants...........................................................24
SECTION 9 - EVENTS OF DEFAULT.................................................28
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                                      -2-

      9.1 Events of Default...................................................28
      9.2 Default Remedies....................................................30
SECTION 10 - MISCELLANEOUS....................................................31
      10.1  No Waiver.........................................................31
      10.2  Notices...........................................................31
      10.3  Expenses..........................................................33
      10.4  Successors and Assigns............................................33
      10.5  Headings..........................................................33
      10.6  Counterparts......................................................33
      10.7  Governing Law; Submission to Jurisdiction.........................33
      10.8  Treatment of Certain Information; Confidentiality.................35
      10.9  Disclosure........................................................35
      10.10 Judgment Currency.................................................35
      10.11 Currency of Account and Payment...................................35
      10.12 Severability of Provisions........................................35

SCHEDULE "A" Disbursement Terms
SCHEDULE "B" Guarantees
SCHEDULE "C" Opinions of Borrower's Counsel
SCHEDULE "D" Opinions of Guarantors' Counsel
SCHEDULE "E" MNC General Security Agreement
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                                                       EDC LOAN NO. 880-UK-24189

THIS LOAN AGREEMENT dated March 4, 2003 is made

BETWEEN

      MITEL NETWORKS LIMITED,
      a private company limited by shares
      incorporated in England and Wales, under the number 1309629, whose registered office is Portskewett, Monmouthshire, NP2G 5YR, Wales
      (hereinafter called the "Borrower")

AND

      EXPORT DEVELOPMENT CANADA,
      a corporation established by an Act of the Parliament of Canada, having its head office at Ottawa, Ontario
      (hereinafter called "EDC")

EDC, at the request of the Borrower, is prepared to lend up to an aggregate principal amount of GBP4,100,000 to assist in financing the purchase of Goods and Services on the terms and subject to the conditions hereof, and accordingly the parties agree as follows:

                 SECTION 1 - DEFINITIONS AND ACCOUNTING MATTERS

1.1   Certain Defined Terms
      In this Agreement, the following terms shall have the following meanings:

      "Administration Fee" means the fee payable to EDC by the Borrower in accordance with section 3.5 hereof;

      "Advance" means an advance of funds made or deemed to be made by EDC to or for the account of the Borrower under this Agreement and "Advanced" has a correlative meaning;

      "Affiliate" means any Person that directly or indirectly controls, or is under common Control with, or is Controlled by, any other Person;

      "Authorization" means any consent, registration, filing, agreement, certificate, license, approval, permit, authority or exemption from, by or with any Governmental Authority and all corporate, creditors' and shareholders' approvals or consents;
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                                      -2-


      "Bank" means the principal office of Bank of Montreal, located at Toronto, Canada;

      "Bank Facility" means the revolving bank facility made available to MNC pursuant to the Amended and Restated Credit Agreement made as of February 27, 2003 between MNC, as borrower, Bank of Montreal, as administrative agent, lead arranger and lender, and the lenders from time to time parties thereto, as same may be amended, amended and restated, extended or replaced;

      "Bank Facility Lenders" means the lenders from time to time under the Bank Facility;

      "Bank Facility Lenders' Security Documents" means all documents, instruments and agreements pursuant to which a security interest over the property of the Borrower, MNC, MNI and/or MNSI has been created in favour of the Bank Facility Lenders as security for the obligations of any of such persons under or pursuant to the Bank Facility;

      "Borrower's Charge" means the Charge Over Book Debts to be issued by the Borrower in favour of EDC pursuant to which the Borrower will grant a charge over its book debts and other debts now or in the future due or owing to the Borrower and arising in respect of goods sold or leased or services rendered to customers located in the United Kingdom, as security for the obligations of the Borrower to EDC hereunder;

      "Business Day" means a day on which banks are open for business in Toronto, Canada and London, England but does not in any event include a Saturday or a Sunday;

      "Canadian Dollars" and "CAD" each means the currency of Canada;

      "Change of Control" means the Borrower ceasing to be a wholly owned subsidiary of MNC;

      "Collateral" means all right, title and interest of the Borrower, MNC, MNI and MNSI (collectively, the "Obligors") in and to the "Collateral", as that term is defined in the Bank Facility Lenders' Security Documents and the Security Documents;

      "Commitment" means the commitment of EDC to provide to the Borrower, by way of Advances, the aggregate principal amount established in section 2.1, as such amount may be cancelled, reduced or be otherwise not available to be borrowed from time to time pursuant to this Agreement;

      "Commitment Fee" means the fee payable by the Borrower to EDC in accordance with section 3.7 hereof;

      "Contract" means the contract dated August 30, 2001 between the Borrower and the Exporter for the purchase of the Goods and Services, as amended from time to time with EDC's consent, if required hereunder;
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                                      -3-


      "Control" means the ability, direct or indirect, to direct or cause the direction of management or policies of a corporation and "Controlling" and "Controlled" have correlative meanings;

      "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, letters of credit or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP,
      (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, (vi) all Debt of others which is, directly or indirectly, guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire, (vii) all liabilities in respect of financial instruments which are classified as a liability on the balance sheet of such Person, and (viii) all obligations of such Person to otherwise assure a creditor against loss;

      "Default" means an Event of Default or an event that with notice, lapse of time, determination hereunder or any combination thereof would, unless cured, become an Event of Default;

      "Environmental Laws" means all requirements under any law, rule, regulation, order, or judgment, decree, license, agreement or other restriction of any Governmental Authority relating to the environment, pollution, contamination, or the disposal, storage, and discharge of hazardous or toxic substances into the environment;

      "Equivalent Amount" on any given date in one currency (the "first currency") of any amount denominated in another currency (the "second currency"), means the amount of the first currency which could be purchased with such amount of the second currency at the rate of exchange quoted by the Bank at 11:00 a.m. (Toronto time) on such date for the purchase of the first currency with the second currency;

      "Event of Default"  means any event or  circumstance  described in section
      10;

      "Exporter" means BreconRidge Manufacturing Solutions Corporation;

      "Facility Amount" has the meaning ascribed thereto at section 2.1;

      "GAAP" means, with respect to the Borrower, generally accepted accounting principles as in effect from time to time in England, with respect to MNC, generally accepted accounting principles as in effect from time to time in Canada, with respect to MNI and MNSI, generally accepted accounting principles as in effect from time to time in the United States and, when applied without specific reference to the Borrower, MNC, MNI or MNS, means generally accepted accounting principles as in effect from time to time in the relevant jurisdiction;

      "Goods" means the telephony equipment to be provided pursuant to the Contract and meeting the Canadian benefit requirements of EDC;

      "Governmental Authority" means the government of any nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any federal or other association of or with which any such nation may be a member or associated) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government;

      "Guarantees" means the MNC Guarantee, the MNI Guarantee and the MNSI Guarantee, each in the form attached as schedule "B";

      "Guarantors" means each of MNC, MNI and MNSI;

      "Increased Costs" has the meaning given that term in section 5.1 hereof;

      "Initial Public Offering" means any initial offering of newly issued equity securities where such securities are (i) listed, or to be listed following such offering, on any internationally recognized stock exchange, or (ii) sold pursuant to a prospectus under Canadian securities laws or pursuant to a registration statement under the United States Securities Act of 1933;

      "Intercreditor Agreement" means the intercreditor agreement among, inter alia, the Bank Facility Lenders and EDC, pursuant to which the Bank Facility Lenders and EDC shall agree that, notwithstanding the priorities of their respective security interests in the Collateral represented by the Bank Facility Lenders' Security Documents and the Security Documents, respectively, such security interests shall be treated as having equal priority and each of the Bank Facility Lenders and EDC shall share in the proceeds thereof on a pari passu and pro rata basis;

      "Interest Payment Date" means:

      (a) the last day of the third month after the date of the Loan Agreement; and

      (b) the dates which fall every three (3) months after the date determined under (a) and each anniversary of those dates;

      "Interest Period" means:

      (a) for each Advance, the period commencing on and including the date on which that Advance is made and ending on and including the date before the next Interest Payment Date; or
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                                      -5-


      (b)   for those amounts in default  payable  pursuant to subsections  3.5,
            3.6 and section 5, the period commencing on and including the date of default and ending on and including the date before the next Interest Payment Date;

      and thereafter, the period commencing on and including an Interest Payment Date and ending on and including the date before the next Interest Payment Date;

      "Libor" means for any Interest Period, the rate per annum appearing on the Telerate Page 3750 at approximately 11:00 a.m., London time, on the second Business Day prior to the first day of such Interest Period, for three month deposits of Pounds Sterling calculated on the basis of the actual number of days elapsed divided by 365 or 366, as the case may be. If it is not possible to determine Libor in this way for any Interest Period, then Libor for such Interest Period means the rate per annum (as determined by EDC) which the Bank, on the date of calculation is prepared to accept as a rate of return for deposits of Pounds Sterling;

      "Liens" means mortgages, pledges, liens, hypothecs, charges, security agreements or other encumbrances or other arrangements that in substance secure payment or performance of an obligation, statutory and other non-consensual liens or encumbrances and includes the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement;

      "Loan" means the aggregate principal amount of Advances at any time outstanding hereunder;

      "Material Adverse Effect" means (a) a material adverse effect on the condition, financial or otherwise, or to the earnings, operations, assets, business affairs or business prospects of the Borrower or the Guarantors;
      (b) a material adverse effect on the ability of the Borrower or the Guarantors to perform its payment or other obligations under this Agreement or the Guarantees, as the case may be; or (c) a material adverse effect on the rights and remedies available to EDC under this Agreement or the Guarantees, as the case may be;

      "MNC" means Mitel Networks Corporation;

      "MNC GSA" means a general security agreement issued by MNC in favour of EDC, substantially in the form attached as schedule "E";

      "MNC Guarantee" means the guarantee of MNC, in the form attached as schedule "B";

      "MNC Receivables Assignment" means the general assignment of accounts receivable to be issued by MNC in favour of EDC pursuant to which MNC will grant in favour of EDC a security interest in that portion of the Collateral as shall consist of accounts, debts, dues, monetary demands, claims and choses in action relating thereto howsoever arising in connection with the sale or lease of goods or services by MNC to customers located in

      Canada or the United States, and all proceeds thereof, as security for the obligations of the Borrower to EDC hereunder;

      "MNI" means Mitel Networks, Inc.;

      "MNI Guarantee" means the guarantee and general security agreement of MNI, substantially in the form attached as schedule "B";

      "MNSI" means Mitel Networks Solutions, Inc.;

      "MNSI Guarantee" means the guarantee and general security agreement of MNSI, substantially in the form attached as schedule "B";

      "Mortgages" means (i) the chattel mortgage over certain property of the Borrower in favour of Barclays Bank PLC ("Barclays") dated October 31, 2001 and (ii) the mortgage over the Borrower's premises at Mitel Business Park, Portskewett, Monmouthshire, Wales, dated January 24, 2002, granted by the Borrower in favour of Barclays, as the same may be amended and/or supplemented from time to time;

      "New Equity Round" means the raising by MNC of equity of not less than CAD20,000,000 from third party investors;

      "Permitted Debt" means:

      (a)   Debt owing hereunder and under the Security Documents;

      (b)   Subordinated Debt;

      (c) trade debt and similar unsecured indebtedness incurred in the ordinary course of business (but excluding indebtedness for borrowed money);

      (d) intercorporate Debt owed by any Subsidiary to the Borrower, MNC or any of the other Guarantors;

      (e)   intercorporate Debt between the Borrower and the Guarantors;

      (f) intercorporate Debt owed by any wholly-owned Subsidiary of MNC (other than the Borrower, MNI or MNSI) to another wholly-owned Subsidiary of MNC;

      (g) Debt in an aggregate amount not exceeding CAD15,000,000 (or its Equivalent Amount in another currency) incurred in connection with the obligations of a Person as lessee which are capitalized in accordance with GAAP;

      (h) Debt incurred pursuant to performance bonds, bid bonds and other similar instruments entered into in the ordinary course of business;

      (i) Debt for borrowed money in an aggregate amount not exceeding GBP20,000,000 incurred pursuant to overdraft, working capital credit facilities and any other form of financing by Subsidiaries of MNC (including the Borrower) carrying on business in the United Kingdom and Europe (including the Mortgages, as each may be amended, restated, supplemented or replaced from time to time);

      (j) Debt incurred or assumed in connection with Permitted Purchase Money Security Interests;

      (k) Debt secured by assets or properties at the time of entering into an agreement with respect to the acquisition of such assets or properties and assumed in connection with such acquisition and Debt of a corporation existing at the time such corporation becomes a Subsidiary of MNC provided, in either case, that such Debt was not incurred in anticipation of such acquisition or in anticipation of such corporation becoming a Subsidiary and excluding any extensions or renewals of any such Debts;

      (l) unsecured Debt incurred in connection with transactions entered into for the purpose of hedging foreign exchange risk of MNC and its Subsidiaries or for the purpose of hedging interest rate exposure on Permitted Debt (but, in either case not for speculative purposes);

      (m) unsecured Debt in an aggregate amount not exceeding CAD15,000,000 (or its Equivalent Amount in another currency) pursuant to a daylight loan facility incurred solely to facilitate the clearing of intercorporate Debt;

      (n) Debt in an aggregate principal amount not exceeding CAD60,000,000 (or its Equivalent Amount in another currency) under the Bank
            Facility (including, without duplication, Debt represented by guarantees issued by the Borrower, MNI or MNSI in connection therewith);

      (o) Debt represented by obligations of the Borrower in respect of its defined benefit pension plan;

      (p) Debt in an aggregate principal amount not exceeding CAD20,000,000 (or its Equivalent Amount in another currency) pursuant to the convertible debenture issue completed by MNC in August 2002;

      (q) Debt not included in any of the foregoing and not exceeding CAD5,000,000 (or its Equivalent Amount in another currency) in the aggregate;

      "Permitted Encumbrances" means:

      (a) Liens in respect of taxes, assessments or governmental charges or claims the payment of which is not, at the time, overdue;

      (b) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

      (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

      (d) any attachment or judgment Lien not involving (i) in any individual case an amount in excess of CAD1,000,000 (or its Equivalent Amount in another currency), or (ii) in the aggregate at any time outstanding an amount in excess of CAD2,500,000 (or its Equivalent Amount in another currency) (in either case to the extent such amount is not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) except if any such attachment or judgment Lien shall remain undischarged, undisputed (in the case of a writ in the United Kingdom), unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder);

      (e) leases or subleases granted to third parties which do not interfere in any material respect with the ordinary conduct of the business of MNC or any of its subsidiaries or result in a material diminution in the value of any of the Collateral;

      (f) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of MNC or any of its subsidiaries or result in a material diminution in the value of any of the Collateral;

      (g) any (i) interest or title of a lessor or sublessor under any operating lease in respect of which MNC or any of its subsidiaries shall be, or become liable whether directly or by assignment or as a guarantor or other surety for the obligations of the lessee under any such operating lease, to the extent that the aggregate annual rental payments of MNC and its subsidiaries in respect of all such operating leases shall not exceed CAD20,000,000 (or its Equivalent Amount in another currency), (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

      (h) Liens arising from the filing of Personal Property Security Act or Uniform Commercial Code financing statements, relating solely to leases;

      (i) Liens in favour of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

      (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

      (k) Liens against owners' or sublessors' interest in any leasehold property used or occupied by MNC or any of its Subsidiaries;

      (l) Liens securing obligations (other than obligations representing indebtedness for borrowed money) under an operating, reciprocal easement or similar agreements entered into in the ordinary course of business of MNC or any of its Subsidiaries;

      (m) licenses of patents, trademarks and other intellectual property rights granted by MNC or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of MNC or such Subsidiary;

      (n) Liens granted to evidence the security interests of the Bank Facility Lenders or Bank of Montreal as agent on their behalf in the Collateral;

      (o) certain rights of the Government of Canada in the intellectual property of MNC pursuant to the Technology Partnerships Canada Agreement;

      (p)   Permitted Purchase Money Security Interests;

      (q) Liens granted in connection with obligations incurred pursuant to clause (i) or (j) of the definition of Permitted Debt;

      (r) Liens granted to evidence the security interests of EDC in the Collateral; and

      (s) Liens not included in any of the foregoing in respect of obligations not exceeding CAD5,000,000 (or its Equivalent Amount in another currency) in the aggregate;

      "Permitted Purchase Money Security Interest" means any Lien of any property or asset created, issued or assumed to secure Debt incurred, assumed or issued to satisfy, in whole or in part, the purchase price of such property or asset (including installation costs) and expenditures made for any repairs, alterations, construction, development or improvements performed thereon or added thereto, provided that such Lien, or any agreement or other instrument under which such Lien is constituted, is limited to the property or asset acquired in connection with the assumption, issuance or incurring of such Debt and is created, issued or assumed concurrently with the acquisition of such property or assets;

      "Permitted Securitization Transaction" means any transaction providing for the sale, securitization or other asset-backed financing of trade accounts receivable of or owing to the Borrower, MNC or a Subsidiary of MNC, but excluding any Canadian, United States or United Kingdom trade accounts receivable of or owing to the Borrower, MNC or a Subsidiary of MNC, provided that such disposition or accounts receivable pursuant to the securitization transactions are without recourse to the Borrower, MNC or such Subsidiary and provided further that the aggregate amount of accounts receivable sold does not exceed CAD 3,000,000 at any time;

      "Person"  means  any  individual,   corporation,   voluntary  association,
      partnership, joint venture, trust or government (or any agency or political subdivision thereof);

      "Post-Default Rate" means the rate of interest payable pursuant to section 3.2(a) hereof plus 2% per annum;

      "Pounds Sterling" and "GBP" each means the currency of England;

      "Repayment Date" means March 4, 2004, being the 364th day after the date of this Agreement;

      "Second  Ranking  Charge"  has the  meaning  ascribed  thereto  in Section
      6.1(e);

      "Security Documents" means the MNC Guarantee, the MNC GSA, the MNC Receivables Assignment, the MNI Guarantee, the MNSI Guarantee and the Borrower's Charge;

      "Services" means the services to be provided pursuant to the Contract and meeting the Canadian benefit requirements of EDC;

      "Subordinated Debt" means Debt of the Borrower, MNC or any Guarantor or Subsidiary subordinated to all amounts at any time due and payable under this Agreement or the Security Documents in a manner and form satisfactory to EDC in its sole discretion, as to right and time of payment and as to any other rights and remedies thereunder;

      "Subsidiary" means any corporation more than 50% of the Voting Shares of which at the time of determination is beneficially owned, directly or indirectly, by the Borrower, MNC or the Guarantors or any corporation, joint venture, partnership or other entity which is subject to direct or indirect control of the Borrower, MNC or the Guarantors;

      "Taxes" means all present or future taxes of any kind or nature whatsoever (other than taxes imposed in Canada) including, without limitation, income taxes, sales or value-added taxes, goods and services taxes, stamp taxes, levies, duties, fees, royalties and all deductions and withholdings therefrom together with any fines, penalties and interest thereon and any restrictions or conditions resulting in an obligation to pay monies to a Governmental Authority;

      "Technology Partnerships Canada Agreement" means the agreement entered into in October, 2002 among the Her Majesty The Queen in right of Canada, represented by the Minister of Industry, March Networks Corporation, MNC and Mitel Knowledge Corporation pursuant to which the Government of Canada, under the Technology Partnerships Canada Program, has agreed to make a contribution of up to CAD 60,000,000 towards the cost of development of certain technology by March Networks Corporation, MNC and Mitel Knowledge Corporation;

      "Telerate Page 3750" means the display of interest settlement rates for Pounds Sterling deposits in the London Interbank Eurocurrency Market designated as page 3750 on the service provided by Bridge Telerate (or such other display as may replace it on that service for the purpose of displaying Libor);

      "Transactions" means the execution, delivery and performance (i) by the Borrower of this Agreement and the Borrower's Charge and (ii) by the Guarantors of the Guarantees and, in the case of MNC, the MNC GSA and the MNC Receivables Assignment;

      "Transaction Documents" means this Agreement, the Security Documents and the Intercreditor Agreement;

      "Voting Shares" means shares of any class of any corporation carrying voting rights under all circumstances, provided that, for the purpose of this definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares unless such right has become exercisable;

      "Wesley Clover" means Wesley Clover Corporation, formerly known as 10750 Newfoundland Limited.

1.2 Accounting Terms and Determinations Except as specified herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.

1.3   Terms Generally
      Definitions shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All forms of "include" shall be deemed to be followed by the phrase "without limitation". The word "will" shall have the same meaning and effect as "shall". Unless the context requires otherwise (a) reference to any agreement or other document herein shall be construed as referring to such agreement or other document as from time to time amended (subject to any restrictions on such amendment set forth herein); (b) reference to any Person shall be construed to include such Person's successors and assigns;
      (c) "herein", "hereof" and "hereunder", and similar words shall be constructed to refer to this Agreement in its entirety and not to any particular provision hereof; (d) all references to sections and schedules shall be construed to refer to sections of and schedules to this Agreement; and (e) "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contractual rights.

1.4   Business Day Adjustment
      Where the day on or by which a payment is due to be made is not a Business Day, that payment shall be made on or by the next succeeding Business Day. Interest, fees and charges (if any) shall continue to accrue for the period from the due date which is not a Business Day to that next succeeding Business Day.

                  SECTION 2 - Loans, Records and Disbursements

2.1   Advances
      EDC agrees, on the terms and subject to the conditions of this Agreement, in order to provide financing in respect of Goods and Services, to make Advances to or for the account of the Borrower in respect of the Goods and Services, up to but not exceeding GBP4,100,000 (the "Facility Amount").

2.2   Loan Account
      EDC will maintain in accordance with its usual practice one or more accounts evidencing the Debt of the Borrower to EDC hereunder. The loan account(s) will be prima facie evidence of the obligations recorded therein, provided that any failure by EDC to maintain such account or any error therein shall not affect the obligation of the Borrower to repay the Loan in accordance with this Agreement.

2.3   Disbursements
      The Borrower requests EDC to make disbursements to the Borrower in respect of the Goods and Services. Such requests shall be made at least three (3) Business Days prior to the requested Advance date, with the exception of the request for the first Advance hereunder, which request may be made on the same day as the requested Advance date. All disbursements shall be made in accordance with the terms of this Agreement and the Disbursement Terms set out in schedule "A" and the Borrower confirms that all such disbursements will constitute Advances under this Agreement. EDC will advise the Borrower of the particulars of each Advance, including the amount of Pounds Sterling charged to the Borrower's loan account, the applicable interest rate and Interest Period. The Borrower acknowledges that the Disbursement Terms set out herein and in the attached schedule "A" may be different from the terms of the Contract. All bank transfer costs shall be payable by the party receiving the disbursement.

2.4   Disclaimer
      Notwithstanding that Advances under this Agreement are to be used to finance purchases pursuant to the Contract, the Borrower agrees that EDC is under no obligation to determine the validity, legality or enforceability of the Contract. If part or all of the Contract or any related document is repudiated or proves to be void, invalid, illegal or unenforceable, or if there is any dispute relating to the Contract, such event will not in any way affect or impair the rights of EDC against the Borrower under this Agreement or any related document executed or issued by the Borrower, or change in any way the obligations of the Borrower to repay its Debt to EDC hereunder.

2.5   Currency of Advances
      Each Advance under this Agreement in respect of Goods and Services will be disbursed to the Borrower by EDC in immediately available Pounds Sterling to the account notified to EDC as provided for under the Disbursement Terms set out in schedule "A".

       SECTION 3 - REPAYMENT OF PRINCIPAL AND PAYMENT OF INTEREST AND FEES

3.1   Principal
      Subject to the provisions of sections 3.3 and 3.4, the Borrower will repay the Loan to EDC on the Repayment Date.

3.2   Interest

      (a) The Borrower will pay to EDC interest accruing on the amount of the Loan not overdue during each Interest Period at a floating rate of interest equal to the sum of (i) Libor for such Interest Period and
            (ii) 3.50% per annum, prior to the completion of the New Equity Round, or (iii) 2.5% per annum, subsequent to the completion of the New Equity Round, calculated and payable in arrears on each Interest Payment Date. For the purposes hereof, the New Equity Round shall be deemed to have been completed when MNC has (i) received the net proceeds of the New Equity Round financing and (ii) notified EDC in writing to such effect.

      (b) If an Advance is made within thirty (30) days prior to an Interest Payment Date, interest thereon will be calculated from the date of such Advance but be paid on the second Interest Payment Date occurring after the Advance was made.

      (c) If the Borrower fails to pay any amount due and payable hereunder, the Borrower will pay to EDC, on demand, interest at the Post-Default Rate, for the period from the due date thereof to but excluding the date the same is paid in full, compounded semi-annually, until payment has been made in full, as well after as before demand, default and judgment.

      (d) Each determination of a rate of interest by EDC will be conclusive evidence in the absence of manifest error of such rate. Interest will be calculated on the basis of the actual number of days elapsed divided by 365 or 366, as the case may be.

3.3   Voluntary Prepayment
      The Borrower may, when not in default hereunder, prepay the Loan, in whole or from time to time in part at any time, provided that:

      (a) each partial prepayment will be in a minimal amount of GBP500,000 or whole multiples thereof, and will be applied to the principal amount then outstanding;

      (b) the Borrower pays interest accrued on such principal amount being prepaid to the date of prepayment as well as all other amounts due and payable on the date of prepayment in respect of such principal amount being prepaid;

      (c) the Borrower gives five (5) days' notice to EDC of its intention to make any such prepayment, which notice will be irrevocable and will constitute the Borrower's undertaking to prepay; and

      (d) amounts prepaid will be applied to principal, then to interest due and owing.

      Subject to the following sentence, if the Borrower repays Advances outstanding under this Agreement pursuant to section 3.3, the amount so repaid shall cease to constitute an Advance outstanding thereunder for the purposes of section 2.1, such that a corresponding amount shall be available for further Advances to the extent that the Facility Amount is not exceeded and in accordance with the terms and conditions of this Agreement (the "Re-Borrowing Right"). The Re-Borrowing Right shall only be available with respect to a maximum of four (4) voluntary payments. Thereafter, amounts prepaid may be not re-borrowed.

3.4   Mandatory Prepayments
      (a) If the Contract is terminated by the Borrower before completion (other than in accordance with its provisions or applicable law and except to the extent that any contract so terminated is replaced by one or more of similar value and for similar Goods and Services, which have been approved by EDC, acting reasonably), then on the next Interest Payment Date following such event the Borrower will prepay to EDC, the Loan, accrued interest and all other charges payable hereunder. The Borrower will also pay to EDC an amount equal to thirty (30) days' interest on the principal amount being prepaid calculated at the rate per annum set out in section 3.2(a) hereof.

      (b) At all times, the total loan amount outstanding under the Bank Facility shall be at least 2:1 to the total loan amount outstanding under this Agreement. If, at any time, the total loan amount outstanding under the Bank Facility is less than 2:1 to the total loan amount outstanding under this Agreement, then the Borrower will be required to prepay promptly an amount under this Agreement sufficient to allow for the total loan amount outstanding under the Bank Facility to be equal to or greater than 2:1 to the total loan amount outstanding under this Agreement.

      (c) For the purpose of calculating the ratio referred to at section 3.4(b), the Borrower shall obtain the applicable exchange rate from a financial institution reasonably acceptable to EDC as at the first day of each month (the "Applicable Rate"). The Applicable Rate shall be used to calculate the relevant ratio throughout such month.

      (d) Any amount outstanding under this Agreement at the time of funding of any Initial Public Offering of MNC yielding net proceeds of at least CAD75,000,000 (or the Equivalent Amount in another currency) shall be immediately prepaid in full upon receipt of the proceeds of the Initial Public Offering and this facility shall then be cancelled.

3.5   Administration Fee
      The Borrower will pay to EDC an administration fee of GBP30,750 which shall either (i) be deducted from the initial Advance hereunder if the initial Advance is made within thirty (30) days of the date of this Agreement or (ii) be paid within thirty-five (35) days of the date of this Agreement if the initial Advance referred to at subsection (i) has not been made within 30 days of the date of this Agreement.

3.6   Risk Premium Fee
      In the event the New Equity Round has not been completed by August 31, 2003, the Borrower shall pay EDC a risk premium fee of GBP41,000 by no later than October 1, 2003.

3.7   Commitment Fee
      The Borrower will pay to EDC on each Interest Payment Date a commitment fee equal to 0.60% per annum of that portion of the Commitment remaining un-Advanced from time to time, computed from and including the date of this Agreement up to and including the earlier of (a) the date on which the Commitment has been fully Advanced; or (b) the date on which the Borrower no longer requires the un-Advanced portion of the Commitment as indicated to EDC by written notice (the "Commitment Fees"). Commitment Fees will be calculated on the basis of the actual number of days elapsed divided by 365 or 366, as the case may be. Notwithstanding the foregoing, Commitment Fees will be payable based on that part of the Commitment remaining un-Advanced as at thirty (30) days prior to the relevant Interest Payment Date and EDC will adjust for any underpayment or overpayment, as the case may be, on the next following Interest Payment Date.

3.8   Application of Payments
      (a) All payments (other than a prepayment pursuant to sections 3.3 and 3.4 and payments made pursuant to the Security Documents) made by or for the account of the Borrower under this Agreement will be applied first to all amounts then due and payable other than principal and interest in such order as EDC may elect, then in whole or in part, to interest due and payable and then to principal due and payable.

      (b) All amounts received by EDC pursuant to the Security Documents will be applied to any amounts then due and payable hereunder and as to any excess in prepayment of principal in accordance with the provisions set forth in subsection 3.7(a) above. For the purpose of this section and where applicable, EDC will convert any amounts received in currencies other than Pounds Sterling into Pounds
            Sterling at the spot rate at which EDC may, in accordance with normal practice, purchase Pounds Sterling with such other currency on the date of each application of payments pursuant to this section. Any amounts remaining after the Debt of the Borrower to EDC hereunder has been satisfied in full shall be paid to the Borrower by EDC in accordance with the provisions of applicable law but subject to any applicable provisions of the Intercreditor Agreement.

                     SECTION 4 - PLACE AND MANNER OF PAYMENT

4.1   Place and Manner of Payment
      Amounts payable by the Borrower to EDC pursuant hereto in Pounds Sterling will be paid in Pounds Sterling without set-off or counterclaim not later than 11:00 a.m. (London time) on the day such payment is due and in funds which are for same day settlement, at Bank of America, London Branch, London, England, for the credit of Export Development Canada, London Sort Code 165050, SWIFT BOFAGB22, account number 45447019, or at such other account or financial institution in England as EDC may from time to time notify the Borrower not less than ten (10) days prior to the due date of the relevant payment. Any payments received after 11:00 a.m. (London time) will be considered for all purposes as having been made on the next following Business Day.

                       SECTION 5 - YIELD PROTECTION, ETC.

5.1   Additional Costs
      In the event that a law or regulation is enacted or changed, or the interpretation or administration thereof is changed by any Governmental Authority, or in the event that a judgment is rendered which:

      (a) subjects EDC to any Taxes with respect to payments to be made by the Borrower to EDC hereunder (except for Taxes on the overall net income of EDC and those taxes contemplated by section 5.5);

      (b) imposes or modifies any reserve or similar requirements against assets held by, or deposits in or for the account of, or loans by, EDC; or

      (c)   imposes on EDC any other condition with respect to this Agreement;

      with the result that the cost to EDC of making Advances or maintaining the Loan is increased or the income receivable by EDC in respect of the Loan hereunder is reduced, the Borrower will pay to EDC on demand that amount which will compensate EDC for such additional cost or reduction in income (such increase or deduction the "Increased Costs"). EDC will notify the Borrower that EDC is entitled to Increased Costs by providing a certificate setting forth the amount of such Increased Costs and the basis therefor, which certificate will be conclusive evidence of such amount.

      In the event EDC issues a certificate under this section 5.1, the Borrower shall have the right, upon written notice (which shall be irrevocable and shall constitute the Borrower's undertaking to prepay accordingly) delivered to, to prepay in full, by no later than the next Interest Payment Date, without premium or penalty the Loan together with accrued interest thereon, all other sums due hereunder and the increased costs to the date of prepayment. In the event of such prepayment, the obligation of EDC to make any further Advances under section 2.1 shall, at the option of EDC, thereupon terminate.

5.2   Change in Market
      Notwithstanding any other provision of this Agreement, if, on or prior to the determination of Libor for any Interest Period, EDC reasonably determines (which determination shall be conclusive and binding on the Borrower absent manifest error) that:

      (a) adequate and reasonable means do not exist for determining Libor for such Interest Period; or

      (b) Libor for such Interest Period will not adequately reflect the cost to EDC of making Advances or maintaining the Loan for such Interest Period,

      then EDC will promptly so notify the Borrower and will, within sixty (60) days after giving such notice, deliver to the Borrower the terms of a substitute basis for continuing the Loan hereunder, which will be retroactive to the beginning of the Interest Period for which Libor was being established. The provisions of this Agreement will be amended to accord with the terms of such substitute basis and the Borrower agrees to execute any instruments requested by EDC to reflect such amendment.

5.3   Illegality
      Notwithstanding any other provision of this Agreement, if, in the reasonable opinion of EDC, it becomes unlawful for EDC to make Advances or maintain the Loan, then EDC will promptly so notify the Borrower and the Borrower will promptly prepay the Loan together with accrued interest thereon and all other amounts then due and EDC will have no further obligation to make any further Advances.

5.4   Broken Funding
      The Borrower will indemnify and hold harmless EDC against any loss (including loss of profit), costs, damage, liability or expense which EDC will certify as having been reasonably sustained or incurred by EDC as a consequence of: (i) any default in repayment of principal or payment of interest or any other amount due hereunder; (ii) the delay or failure of the Borrower to make payment of or in respect of any Taxes; (iii) any payment or prepayment of principal being made on other than an Interest Payment Date (other than a prepayment pursuant to sections 3.4, 5.1, 5.2 or 5.3); or (iv) the occurrence of a Default; including, in any such case, but not limited to, any loss, cost, damage, liability or expenses reasonably sustained or incurred by EDC in liquidating or re-employing deposits or funds from third parties acquired or to be acquired to make Advances or maintain or continue any amount already advanced or any part thereof.

5.5   Taxes

      (a) The Borrower will pay or cause to be paid all Taxes now or in the future levied or imposed on or with respect to payments to be made by the Borrower to EDC hereunder by (i) any Governmental Authority;
            (ii) any  organization  of which the United Kingdom is a member;  or
            (iii) any jurisdiction through or out of which any payment of amounts due under this Agreement is made.

      (b) All payments of principal, interest and other amounts due under this Agreement shall be made without deduction for or on account of any Taxes as referred to in Section 5.5(a).

      (c) If the Borrower is prevented by operation of law or otherwise from making or causing to be made such payments without deduction, the principal or (as the case may be) interest or other amounts due under this Agreement shall be increased to such amount as may be necessary so that EDC receives the full amount it would have received (taking into account any such Taxes or other charges payable on amounts payable by the Borrower under this subsection) had such payments been made without such deduction.

      (d) If subsection (c) above applies and EDC so requires, the Borrower will deliver to EDC official tax receipts evidencing payment (or certified copies of them) within thirty (30) days of the date of payment of such Taxes.

                        SECTION 6 - CONDITIONS PRECEDENT

6.1   Conditions Precedent to the Initial Advance
      EDC will have no obligation to make the initial Advance until it has received each of the following documents and evidence of each of the following matters, all of which must be satisfactory to EDC in form and substance:

      (a)   Opinions of Counsel
            (i) An opinion or opinions, dated on or about the date of the Advance, of counsel to the Borrower in the United Kingdom and in Ontario in form and substance satisfactory to EDC, substantially in form of schedule "C" and covering such other matters as EDC may reasonably request.

            (ii) An opinion, of counsel to EDC, covering such other matters as EDC may request.

            (iii) An  opinion,  dated on or about  the date of the  Advance,  of counsel to the Guarantors substantially in the form of schedule "D" and covering such other matters as EDC may reasonably request.

      (b)   Organizational Documents
            Certified copy of such documents and certificates as EDC may reasonably request relating to the organization and existence of the Borrower and the Guarantors and the authorization of the transaction contemplated herein, all in form acceptable to EDC, certified by an officer of the Borrower and the Guarantors, as applicable.

      (c)   Officer's Certificate
            EDC has received a certificate of a duly authorized signing officer of the Borrower dated on or about the date of the initial Advance and to the effect that:

            (i) the representations and warranties made by the Borrower in this Agreement shall be true and complete on the date of the initial Advance with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

            (ii)  no Default shall have occurred and be continuing; and

           (iii) there has been no change in the business, assets, operations or financial condition of the Borrower since April 28, 2002 that has had or is likely to have a Material Adverse Effect.

      (d)   Documents
            Each of the following agreements have been duly executed and delivered by the parties thereto and remain unconditional and in full effect: the Contract, the Guarantees, the Borrower's Charge, the MNC GSA, the MNC Receivables Assignment, the Intercreditor Agreement and the Bank Facility.

      (e)   Second Ranking Charge
            The second ranking charge over the assets of MNC, the Borrower, MNI and MNSI as provided for in the Security Documents (the "Second Ranking Charge") have been (i) recorded and filed in, respectively, Ontario with respect to MNC, and (ii) submitted for registration in the United Kingdom with respect to the Borrower, and (iii) recorded and filed in the United States, with respect to MNI and MNSI, as well as any other jurisdictions wherein such recording and filing are necessary to create and perfect the Second Ranking Charge and EDC will have received, as soon as available, an original or certified copy of such document, together with evidence of all necessary filings or submissions for registration, as the case may be, and that all recording and stamp taxes, if applicable, have been paid in full.

      (f)   Process Agent
            EDC has received evidence of the appointment of the Process Agent, as described in section 10.7(c), with respect to the Borrower.

      (g)   Authorized Signatories
            EDC will have received a certificate of an officer of the Borrower and of each of the Guarantors certifying the authority of the person or persons who will, on behalf of the Borrower and the Guarantors, sign the requests and certifications provided for in this Agreement the Guarantees and the other Security Documents, or take any other action or execute any other document required or permitted to be taken or executed by the Borrower and the Guarantors under this Agreement, the Guarantees and/or the other Security Documents, and the authenticated specimen signature of each such person. The Borrower agrees that EDC may rely on the authority of such persons until EDC's receipt of notification in writing to the contrary, and further that any documents signed by such persons shall be binding upon the Borrower and the Guarantors, as the case may be.

      (h)   Fees and Expenses
            The Borrower has paid to EDC all fees and expenses as the Borrower will have agreed to pay to EDC hereunder to the extent due (including, without limitation, the reasonable fees and expenses of counsel to EDC).

      (i)   Officer's Certificate from MNC
            A certificate of the Chief Financial Officer of MNC (x) confirming that MNC has received by no later that October 31, 2002, net proceeds from the issuance of common shares or convertible debentures or in the form of Subordinated Debt, of not less than:

                  (i)   CAD30,000,000 by July 31 2002; and
                  (ii)  CAD10,000,000 by October 31,2002;

            and (y) confirming that MNC has amended, amended and restated, extended or replaced the Bank Facility for a period of at least 364 days and that such Bank Facility is in substantial conformity with the terms and conditions in the Term Sheet of Bank of Montreal dated February 14, 2003 and that there is a minimum of CAD20,000,000 of available credit under such facility and (z) that there has been no change in the business or operations or financial condition of MNC since April 28, 2002 that has had or is likely to have a Material Adverse Effect.

      (j)   Confirmation of injection of patient capital
            Certificate of the Chief Financial Officer of MNC confirming that CAD10,000,000 of patient capital has been injected into MNC.

      (k)   Subordination and Postponement
            EDC will have received a subordination and postponement agreement from Wesley Clover pertaining to the principal of all indebtedness owing or which may in the future become owing by MNC to Wesley
            Clover in excess of the CAD 5,000,000 amount referred to in subsection (q) of the definition of Permitted Debt, in form and content acceptable to EDC.

6.2   Conditions Precedent to all Advances
      The obligation of EDC to make any Advance is subject to the conditions that:

      (a) all of the Disbursement Terms have been met or complied with to EDC's satisfaction with respect to each Advance;

      (b) the representations and warranties made by the Borrower in this Agreement shall be true and correct in all material respects on and as of the date of the making of each Advance;

      (c) both immediately prior to and upon receipt of any Advance, no Default shall have occurred and be continuing;

      (d) both immediately prior to and upon receipt of any Advance, no event or circumstance shall have occurred which has resulted in, or would reasonably be expected to result in, a Material Adverse Effect;

      (e) the Borrower has paid to EDC all fees and expenses as the Borrower will have agreed to pay to EDC hereunder and under the Transaction Documents to the extent due (including, without limitation, the reasonable fees and expenses of counsel to EDC);

      (f) the Contract relating to purchase price, terms and manner of payment, time, manner and place of delivery of any Goods and/or Services has not been amended nor has the Contract been cancelled (except to the extent the Contract shall have been replaced by one or more contracts of similar value and for similar goods and services which replacement contracts shall have been approved by EDC in accordance with the provisions of section 3.4(a)); and

      (g) EDC shall have received a certificate of the Chief Financial Officer of MNC confirming that prior to and subsequent to the requested Advance, the total loan amount outstanding under the Bank Facility is at least twice the total amount outstanding under this Agreement.

      The Borrower shall be deemed to certify to the effect set forth in subsections 6.2(b), (c), (d) and (f) as at the date of each Advance.

6.3   Waiver
      The  conditions  set forth in sections 6.1 and 6.2,  with the exception of
      6.2 (a), are inserted for the sole benefit of EDC and may be waived by EDC in whole or in part (with or without terms or conditions), in respect of any Advance without prejudicing the right of EDC at any time to assert such conditions in respect of any subsequent Advance.

                   SECTION 7 - REPRESENTATIONS AND WARRANTIES

7.1   Representations and Warranties
      The Borrower represents and warrants to EDC that:

      (a)   Corporate Existence; Power; Share Capital
            The Borrower is a company duly organized and validly existing under the laws of its jurisdiction of incorporation, and has all the corporate power and authority to own its assets, conduct its business as and where presently conducted.

      (b)   Authorization; Binding Effect
            The execution, delivery and performance of this Agreement by the Borrower is within the Borrower's corporate powers and has been duly authorized by all necessary corporate and, if required, shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding agreement of the Borrower, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, and other laws relating to creditors' rights generally and to general principles of equity.

      (c)   Governmental Authorization; No Conflict
            All Authorizations and other actions by or with any Governmental Authority necessary to authorize the Transactions or required for the validity or enforceability against the Borrower of this Agreement, have been obtained or performed and are valid and subsisting and in full force and effect. The entering into of this Agreement does not (i) violate any law or regulation, organizational documents or any writ, order, judgment of any court or Governmental Authority; (ii) violate or result in a breach of any material agreement or instrument to which the Borrower is a party; nor does it (iii) result in the creation of any Lien on any asset of the Borrower other than Permitted Encumbrances.

      (d)   Financial Information
            The Borrower's company prepared financial statements dated April 28, 2002, a copy of which has been delivered to EDC, fairly present, in conformity with GAAP, the financial position of the Borrower as of such date and its results of operations and cash flows for the Fiscal Year then ended and have been certified as such by a firm of independent accountants. Since April 28, 2002, there has been no Material Adverse Effect.

      (e)   Litigation
            There is no action or proceeding pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower before any court or arbitrator or any Governmental Authority in respect of which there is a reasonable likelihood of an adverse decision which would reasonably be expected to have a Material Adverse Effect.

      (f)   Taxes
            (i) The Borrower has timely filed all Tax returns which are required to be filed by it and has paid all Taxes due pursuant to such returns or pursuant to any assessment received by the Borrower other than any such Taxes that are being contested in good faith by an appropriate proceeding and for which reserves have been established in accordance with GAAP.

            (ii) Under the laws of England, the execution, delivery and enforcement and admissibility into evidence of this Agreement, and the performance by the Borrower of its obligations thereunder, are exempt from all Taxes, charges and withholdings imposed by any Governmental Authority of the United Kingdom.

      (g)   Rank of Obligations
            The obligations of the Borrower under this Agreement constitute direct and unconditional obligations of the Borrower and rank and will at all times rank at least pari passu in right of payment and otherwise with all other unsecured, unsubordinated Debt of the Borrower at any time outstanding.

      (h)   Compliance with Laws and Agreements
            The Borrower is in compliance with all applicable laws, regulations and requirements of Governmental Authorities (including Environmental Laws) applicable to it or its properties and all material agreements, charges and other instruments binding upon it or its property, noncompliance with which would reasonably be expected to have a Material Adverse Effect.

      (i)   Choice of Law; Submission to Jurisdiction
            The choice of Ontario law as governing law of this Agreement is a valid and binding choice of law and the irrevocable submission by the Borrower to the non-exclusive jurisdiction of the Courts of the Province of Ontario is legal, valid, binding and enforceable. Any final judgment properly obtained in proceedings in the Province of Ontario for a debt or a definite sum of money (not being a sum payable in respect of Taxes) and arising out of or related to this Agreement may be registered, upon application to the High Court of England and Wales by the courts of England and Wales against the Borrower, without re-arguing the substantive merits of the case. Following such registration, the judgment could be enforced by the courts in England and Wales.

      (j)   Full Disclosure
            All information furnished by the Borrower to EDC in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to EDC will be, true, complete and accurate in all respects on the date as of which such information is stated or certified and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made.

                              SECTION 8 - COVENANTS

8.1   Covenants
      The Borrower covenants and agrees with EDC that, unless compliance has been waived in writing by EDC:

      (a)   Authorizations; Compliance with Laws

            The Borrower will obtain and maintain in force (or where appropriate, promptly renew) all Authorizations necessary for carrying out the Borrower's business and operations generally, and at all times comply with all applicable laws and regulations relating to the Borrower and its business, other than (except in the case of laws relating to corruption and bribery) where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

      (b)   Maintenance of Existence; Conduct of Business
            The Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and all rights, licenses, permits and franchises material to the conduct of its business.

      (c)   Financial Statements
            (i) The Borrower will furnish to EDC as soon as available and in any event within one hundred and twenty (120) days after the end of each Fiscal Year, annual reports, which will include annual audited financial statements prepared in conformity with GAAP, together with a report of its independent auditors thereon acceptable to EDC. From time to time the Borrower will furnish to EDC such other information regarding the financial condition, operations, business or prospects of the Borrower as EDC may reasonably request.

            (ii) The Borrower will furnish to EDC as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Borrower the balance sheet and related statement of operations as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year certified by the Chief Financial Officer of the Borrower, acting without personal liability, as presenting fairly in all material respects the financial condition and results of operation of the Borrower in accordance with GAAP consistently applied.

      (d)   Notices
            (i) Promptly after the Borrower becomes aware that any Default has occurred (including any Default which occurs after requesting an Advance but prior to the Advance, other than a Default that has ceased to exist), the Borrower will deliver to EDC a notice describing the Default and the action that the Borrower has taken or proposes to take with respect thereto.

            (ii) As soon as the Borrower obtains knowledge thereof, the Borrower will notify EDC in writing of any event or condition which has had, or would reasonably be expected to have a Material Adverse Effect.

      (e)   Further Assurances
            The Borrower will, at its own cost and expense, execute and deliver to EDC all such documents, instruments and agreements and do all such other acts and things as may be required, in the reasonable opinion of EDC, to enable EDC to exercise and enforce its rights under this Agreement, subject to the provisions of the Intercreditor Agreement.

      (f)   Payment of Obligations
            The Borrower will pay its obligations, including Taxes before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings; (ii) the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP; and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

      (g)   No Liens
            The Borrower will ensure that no Lien will be created or permitted to exist over all or any of the present and future revenues or assets of the Borrower or the Guarantors other than:

            (i)   Permitted Encumbrances;

            (ii)  Those contained in the Bank Facility.

      (h)   Other Debt
            The Borrower will not at any time directly or indirectly create, incur, assume or otherwise be or become liable with respect to any Debt other than Permitted Debt; however, for purposes of this
            Section 8.1(h), Permitted Debt shall be deemed to exclude subsections (g), (m), and (q) of the definition of Permitted Debt.

      (i)   Repayment of Subordinated Debt
            The payment of all or any part of the Subordinated Debt shall be postponed and subordinated to the payment in full of the Debt incurred hereunder and no payments or other distributions whatsoever, other than interest and reasonable fees (in the opinion of EDC, acting reasonably) associated with such Subordinated Debt in accordance with the following sentence, shall be made in respect of any part of the Subordinated Debt until the Debt incurred hereunder has been paid in full. Payments of interest and fees with respect to Subordinated Debt shall be made only so long as there has not occurred a Default or Event of Default under this Agreement.

      (j)   Environmental Issues
            The Borrower will (i) comply with all applicable Environmental Laws, including obtaining and maintaining all relevant environmental permits necessary to ensure that there is no Material Adverse Effect; and (ii) promptly notify EDC of any environmental claim, notice or order against it.

      (k)   Fundamental Changes
            The Borrower will not merge into or consolidate with any other Person (each a "Merger") except where (i) the Borrower is the surviving entity or the surviving entity assumes all of the
            obligations  of  the  Borrower  under  this   Agreement;   and

            (ii) immediately after giving effect to such Merger, no Default will exist; and (iii) immediately after giving effect to such Merger, the obligations of the Borrower hereunder will rank at least pari passu with all other senior unsecured Debt of the surviving entity and will continue to so rank; and (iv) such merger would not have a Material Adverse Effect on it or its successor.

      (l)   No Disposition of Assets
            The Borrower will not sell, transfer, lease or otherwise dispose of (in one transaction or a series of transactions) all or any substantial part of its assets now owned or hereafter acquired, or liquidate or dissolve, without the prior written consent of EDC, provided that the Borrower may (i) enter into bona fide sales, exchanges, leases, releases, abandonments or other dispositions in the ordinary course of business for the purpose of carrying on the same, including, without limitation, the sale of inventory in the ordinary course of business, (ii) enter into Permitted Securitization Transactions, (iii) enter into sale and leaseback transactions in an aggregate amount, in respect of the Borrower and the Guarantors, not exceeding CAD 15,000,000 (or its equivalent in other currencies), and (iv) dispose of its managed service contracts portion of its business for gross proceeds of approximately GBP 8,400,000.

      (m)   Maintenance of Properties; Insurance
            The Borrower will (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted; and (ii) maintain, with financially sound and reputable insurance companies, insurance in such amounts and with such deductibles and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

      (n)   Collateral
            The Borrower will take all steps and all actions as may be reasonably required or deemed advisable by EDC to perfect or more fully evidence EDC's rights and interest in the Collateral over which a security interest has been granted by the Borrower to EDC under the Security Documents.

      (o)   Transactions with Affiliates
            The Borrower will not sell, lease or otherwise transfer property or assets to, or purchase, lease or otherwise acquire property or assets from any of its Affiliates, except transactions at prices and terms not less favourable to the Borrower than could be obtained on an arm's length basis from third parties, and transactions expressly permitted herein.

      (p)   Officer's Certificate
            The Borrower will cause to be furnished to EDC within five (5) Business Days of the end of each month, a certificate of a duly authorized signing officer of the Borrower describing (i) the source of and exchange rate used for the purposes of

            Section 3.4(b), (ii) the method of calculation of the ratio referred to in Section 3.4(b) and (iii) confirming that at all times during such month the ratio provided for in Section 3.4(b) was met.

                          SECTION 9 - EVENTS OF DEFAULT

9.1   Events of Default
      The occurrence of any one or more of the following events (each such event called an "Event of Default") shall constitute a default under this
      Agreement:

      (a)   Repayment
            If the Borrower defaults in payment hereunder of: (i) any principal amount of the Loan when due; (ii) any interest on the Loan when due; or (iii) any fee or any other amount payable by it hereunder and such default is not cured within three (3) Business Days of the date upon which the relevant amount shall have become due and payable hereunder.

      (b)   Representations and Warranties
            If any representation, warranty or certification made herein by the Borrower or any certificate or opinion furnished to EDC pursuant to the provisions hereof proves to have been incorrect, incomplete or misleading in any material respect as of the time made or repeated or deemed made or repeated.

      (c)   Ownership of the Borrower
            The Borrower ceases to be a wholly-owned subsidiary, whether direct or indirect, of MNC.

      (d)   Control of the Guarantors
            Dr. Terrence H. Matthews ceases to control (directly or indirectly) MNC.

      (e)   Failure to Perform
            If the Borrower defaults in the performance of any of its covenants or other obligations under this Agreement or any Guarantor defaults in the performance of any of its covenants or other obligations under the Guarantees and such default shall remain unremedied for fifteen (15) days following notice in writing given by EDC to the Borrower or the Guarantor, as the case may be.

      (f)   Illegality
            If it becomes unlawful for the Borrower to perform any of its obligations under this Agreement or any of its obligations under this Agreement, cease to be valid, binding or enforceable or if it becomes unlawful for the Guarantors to perform any of their obligations under the Guarantees or any of their obligations under the Guarantees, cease to be valid, binding or enforceable.

      (g)   Insolvency
            If the Borrower or any of the Guarantors is, or is deemed for the purposes of law to be, unable to pay its debts as they fall due or suspends making payments on all or any class of its debts or announces an intention to do so or begins negotiating with one or more creditors with a view to rescheduling any of its Debt in the case of the Guarantors or any of its Debt in the case of the Borrower.

      (h)   Involuntary Insolvency Proceedings
            If a proceeding or case shall be commenced, without the application or consent of the Borrower in the case of the Borrower or a Guarantor in the case of the Guarantors in any court of competent jurisdiction, seeking: (i) their respective reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts; (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or a Guarantor or of all or any substantial part of their respective property; (iii) similar relief in respect of the Borrower or a Guarantor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or (iv) the equivalent of any of the foregoing under applicable laws.

      (i)   Voluntary Insolvency Proceedings
            If the Borrower or a Guarantor shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property; (ii) make a general assignment for the benefit of its creditors; (iii) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts; (iv) take any corporate action for the purpose of effecting any of the foregoing; or (v) do the equivalent of any of the foregoing under applicable laws.

      (j)   Material Adverse Effect
            If an event or series of events occur which has or is likely to have a Material Adverse Effect.

      (k)   Judgment
            If a final judgment or order for the payment of money shall be entered against the Borrower or a Guarantor (i) which, within sixty
            (60) days after the entry thereof, has not been discharged or execution thereof has not been stayed pending appeal or as to which any enforcement proceeding shall have been commenced (and not stayed) by any creditor thereon; and (ii) the aggregate amount of all such final judgments or orders meeting the criteria set forth in clause (i) of this subsection exceeds CAD1,000,000 (or its Equivalent Amount in another currency).

      (l)   Cross-Default
            If the Borrower or a Guarantor (i) is in default under any agreement evidencing Debt for borrowed money where the amount in default exceeds CAD1,000,000 (or its Equivalent Amount in another currency); or (ii) fails to perform or observe any covenant or agreement to be performed or observed by it contained in any other agreement or in any instrument evidencing any of its Debt and, as a result of that failure, any other party to that agreement or instrument is entitled to exercise, and has not irrevocably waived, the right to declare amounts owing thereunder due and payable and such amounts exceed CAD1,000,000 (or its Equivalent Amount in another currency).

      (m)   Authorizations
            If any Authorization by a Governmental Authority necessary to the performance of any obligation of the Borrower under this Agreement fails to become or to remain valid and subsisting in full force and effect.

      (n)   Fundamental Change
            The Borrower sells or otherwise disposes of all or a substantial part of its assets or ceases to conduct all or a substantial part of its business as now conducted, or merges or consolidates with any other company, in either case other than as permitted under this Agreement, without the prior consent of EDC.

      (o)   Loss of Priority
            If (i) the Second Ranking Charge ceases to constitute a second priority security interest in the Collateral, (ii) the Intercreditor Agreement ceases to be in full force and effect or (iii) the Borrower's obligations under this Agreement do not rank at least equally with all other unsecured and unsubordinated Debt of the Borrower.

      (p)   Default of MNC
            If at any time the financial covenants on the part of MNC contained in section 4.04 (a) of the MNC Guarantee is not met.

      (q)   Bank Facility
            If at any time MNC ceases to have access to available bank credits in a total aggregate amount of at least CAD20,000,000 (or its Equivalent Amount in another currency).

9.2   Default Remedies
      (a) If an Event of Default occurs and is continuing, EDC may by one or more notices to the Borrower do one or more of the following:

            (i) declare that EDC is under no further obligation to make Advances, whereupon such obligation will cease;

            (ii) declare all or part of the Debt of the Borrower under this Agreement to be payable on demand whereupon the same together with all accrued interest and any other amounts payable under this Agreement will immediately become payable on demand;

            (iii) declare  all or part of the Debt of the  Borrower  under  this
                  Agreement to be immediately due and payable, whereupon the same will become immediately due and payable, together with all accrued interest and any other amounts payable under this Agreement without any further demand or notice of any kind; and

            (iv)  exercise all other  rights and remedies  available to it under
                  the   Security   Documents,   subject  to  the  terms  of  the
                  Intercreditor Agreement.

      (b) If, at any time, a Default occurs and is continuing, or in the reasonable judgment of EDC, an event or circumstance occurs which makes it unlikely that the Borrower will be able to perform its obligations under this Agreement or any other Transaction Document on a timely basis, EDC may, without prejudice to the obligations of the Borrower or thereunder including, without limitation, the obligation to pay interest and to repay principal, by notice to the Borrower, suspend EDC's obligation to make Advances, which suspension will continue until EDC notifies the Borrower that the suspension is removed.

                           SECTION 10 - MISCELLANEOUS

10.1  No Waiver
      No failure on the part of EDC to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. Any waiver by EDC of the strict compliance with any term of this Agreement or any related document will not be deemed to be a waiver of any subsequent Default.

10.2  Notices
      Any notice, demand, waiver, consent, or any other communication under this Agreement must be in writing to be effective and will be hand-delivered or sent by registered mail or by fax to the following addresses:

      for the Borrower,

            Mitel Networks Limited
            Mitel Business Park
            Portskewett
            Caldicott
            Gwent NP2G 5YR
            Wales

            Attention:       Tim Johnston

            Fax:             01291 430 400

            With a copy to:

            Mitel Networks Corporation
            350 Legget Drive
            Ottawa, Ontario, Canada K2K 2W7

            Attention:       Sharron McIntyre, Treasurer

            Fax:             (613) 591-2320

      for EDC,

            EXPORT DEVELOPMENT CANADA
            151 O'Connor Street
            Ottawa, Ontario, Canada K1A 1K3

            Attention:       Loans Services

            Fax:             (613) 598-2514

            AND TO:

            Attention:       Asset Management

            Fax:             (613) 597-8857

      or such other address or numbers which either party may from time to time notify the other in writing. Any notice delivered by hand or by registered mail will be deemed to have been given when received, and if transmitted by fax, on the day of transmission unless such day is not a Business Day, in which case the Business Day following. In this Agreement, "in writing" includes printing, typewriting, or any electronic transmission that can be reproduced as printed text, on paper, at the point of reception. In this subsection "Business Day" means a day in the recipient's jurisdiction when banks are generally open for public business.

10.3  Expenses
      (a) In respect of the preparation, negotiation, execution, amendment, operation, enforcement of, or the preservation of rights under this Agreement, the Borrower will pay to EDC, within thirty (30) days of EDC's billing therefor, all costs and expenses incurred by EDC in connection with this Agreement, including without limitation, the reasonable fees and expenses of independent legal counsel for EDC (except that with respect to the enforcement of or the preservation of rights under this Agreement, the Borrower shall be responsible for all fees and expenses of independent legal counsel for EDC) and all reasonable travel costs of EDC and its independent legal counsel. Internal EDC documentation costs in connection with this Loan Agreement will not exceed GBP5,500. Travel expenses in relation to an initial EDC monitoring visit to the Borrower will be to the account of EDC.

      (b) All documents or information to be furnished to EDC by the Borrower will be supplied at the Borrower's expense.

10.4  Successors and Assigns
      This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns. The Borrower may not transfer or assign any of its rights or obligations hereunder without the prior written consent of EDC. EDC may at any time, assign its rights and obligations hereunder in whole or in part to any Person with the prior consent of the Borrower, which shall not be unreasonably withheld. Any such assignment by EDC of its rights and obligations hereunder shall not result in the Borrower being responsible for any costs or expenses above what it would have been responsible for had such assignment not been made.

10.5  Headings
      The table of contents and section headings in this Agreement are for ease of reference only and shall not affect the interpretation of this Agreement.

10.6  Counterparts
      This Agreement may be executed in any number of counterparts each of which shall be an original, and all of which taken together shall constitute one and the same instrument, and the parties agree that receipt by fax transmission of an executed copy of this Agreement shall be deemed to be receipt of an original.

10.7  Governing Law; Submission to Jurisdiction

      (a) This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in such Province.

      (b) Any legal proceeding with respect to this Agreement or to enforce any judgment obtained against the Borrower or its assets may be brought by EDC in the Courts of the Province of Ontario, Canada, in the Courts of England and Wales, in the courts of any jurisdiction where the Borrower may have assets or carries on business and the Borrower hereby irrevocably submits to the non-exclusive jurisdiction of each such court and acknowledges its competence. The Borrower agrees that a final judgment against it in any such legal proceeding will be conclusive and may be enforced in any other jurisdiction by suit on the judgment (a certified or exemplified copy of which judgment will be conclusive evidence of the fact and of the amount of the Borrower's Debt hereunder) or by such other means provided by law.

      (c) The Borrower hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the courts of the Province of Ontario may be made upon it by service upon Mitel Networks Corporation (the "Process Agent"), presently having an office at 350 Legget Drive, Ottawa, Ontario K2K 2W7, Canada telephone no. (613) 592-2122, ext. 4431, telefax no. (613) 591-2320, and the Borrower hereby confirms and agrees that the Process Agent is its true and lawful agent and attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Borrower will not impair or affect the validity of such service or of any judgment based thereon. If for any reason Mitel Networks Corporation ceases to act, or to be able to act, as a Process Agent as contemplated hereby, the Borrower will appoint a substitute therefor acceptable to EDC and agrees to maintain at all times an agent in Canada to act as its Process Agent. The Borrower hereby further irrevocably consents to the service of process in any action or proceeding by the mailing thereof, by EDC, by registered or certified mail, postage prepaid, to the Borrower at the address given herein or for the purposes of this Agreement.

      (d) Nothing herein shall in any way be deemed to limit the ability of EDC to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Borrower in such other jurisdictions, and in such manner, as may be permitted by applicable law.

      (e) To the extent that the Borrower may be entitled to the benefit of any provision of law requiring EDC, in any action or proceeding brought in a court of England or other jurisdiction in connection with this Agreement, to post security for litigation costs or otherwise post a performance bond or similar security, the Borrower hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of England or, as the case may be, such other jurisdiction.

10.8  Treatment of Certain Information; Confidentiality
      EDC agrees with the Borrower to use its best efforts to keep confidential and not to disclose any non-public information supplied to it and marked as such by the Borrower or a Guarantor in connection with this Agreement, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process or of Canada's international commitments, including without limitation in relation to the WTO Subsidies and Countervailing Measures Agreement; (b) to counsel for EDC; (c) to bank examiners, auditors, consultants or accountants; or (d) in connection with any litigation relating to this Agreement or the transactions contemplated hereby to which EDC is a party.

10.9  Disclosure
      Notwithstanding anything to the contrary herein, the Borrower agrees to EDC's disclosure, following the date of this Agreement, of the following information: the name of the Borrower, the name of the Guarantors, the EDC financial service provided and date of related agreement, a general description of the Transactions (including country), the amount of EDC support in an approximate dollar range, and the name of the Exporter.

10.10 Judgment Currency
      The obligation of the Borrower under this Agreement to make payments in Pounds Sterling will not be discharged or satisfied by any payment or recovery, whether pursuant to any judgment or otherwise, expressed in or converted into any other currency except to the extent of the amount of Pounds Sterling that is actually received by EDC as a result of such payment or recovery. Accordingly, the obligation of the Borrower to pay in Pounds Sterling will be enforceable as an alternative or additional cause of action for the purpose of recovery in such other currency of the amount by which such actual receipt by EDC falls short of the full amount of Pounds Sterling payable under this Agreement and such obligation will not be affected by judgment being obtained for any other sums due under this Agreement.

10.11 Currency of Account and Payment
      In this Agreement, each specification of Pounds Sterling is of the essence and Pounds Sterling is both the currency of account and of payment.

10.12 Severability of Provisions
      Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

MITEL NETWORKS LIMITED

By:
Name:
Title:


By:
Name:
Title:

EXPORT DEVELOPMENT CANADA

By:
Name:
Title:

By:
Name:
Title:

                                     Sch A-1

Schedule "A" to the Loan Agreement No. 880-UK-24189 made between MITEL NETWORKS LIMTED and EXPORT DEVELOPMENT CANADA.

                               DISBURSEMENT TERMS

Re:   Loan  Agreement   ("Loan   Agreement")   between  Mitel  Networks  Limited
      ("Borrower") and Export Development Canada ("EDC") EDC Loan File No. 880-UK-24189

These terms may be different from the terms of the agreement ("Contract") dated August 31, 2001 between the Borrower and BreconRidge Manufacturing Solutions Corporation ("Exporter"). These terms are in addition to any condition precedent to disbursement set out in the Loan Agreement. Defined terms used herein shall have the respective meanings set out in the Loan Agreement.

1. Each amount charged to the account of the Borrower by EDC in respect of amounts Advanced pursuant to section 2.1 of the Agreement will be disbursed in Pounds Sterling by deposit to the account and bank designated in writing to EDC by the Borrower. Any wire transfer costs with respect to such Advances to the Borrower shall be payable by the Borrower.

2. EDC is hereby authorized to make Advances for the account of the Borrower up to the amount being financed by EDC upon receipt by EDC of the following:

      2.1   Prior to the first Advance hereunder:

            (a)   a  statement   from  the  Borrower   naming  the   individuals
                  authorized to sign documents relating to the Loan Agreement on its behalf, with specimen signatures of such individuals; and

            (b) the Borrower's banking instructions signed by an authorized officer of the Borrower.

      2.2   Prior to each Advance hereunder: for Goods and Services:

            (a) a Request for Drawdown specifying, inter alia, the amount of the requested drawdown in Pounds Sterling together with the foreign exchange rate used by the Borrower to convert the currency of the Contract to Pounds Sterling for purposes of the requested drawdown;

            (b) a copy of the relevant Purchase Order in respect of which a disbursement is requested, if so requested by EDC;

                                    Sch A-2


            (c)   an estimated  schedule for  deliveries  for the subsequent six
                  (6)  months  according  to  the  Contract   confirmed  by  the
                  Borrower, if so requested by EDC;

            (d) a certificate of the Chief Financial Officer of MNC confirming that prior to and subsequent to the requested Advance, the total loan amount outstanding under the Bank Facility is at least twice the total amount outstanding under this Agreement, and that, concurrently with delivery of the request for Drawdown to EDC hereunder, MNC has caused a copy of such request for Drawdown to be delivered to Bank of Montreal, as administrative agent under the Bank Facility as required by the Bank Facility; and

            (e)   such additional documentation that EDC may require.

Schedule "B" to the Loan Agreement No. 880-UK-24189 made between MITEL NETWORKS LIMITED and EXPORT DEVELOPMENT CANADA.

                                   GUARANTEES

                                                       EDC LOAN NO. 880-UK-24189

                               DATED MARCH 4, 2003

                           MITEL NETWORKS CORPORATION

                                       AND

                            EXPORT DEVELOPMENT CANADA

                                    GUARANTEE

Doc #16228

                                                       EDC LOAN NO. 880-UK-24189

This Guarantee dated March 4, 2003 is made

BY

      Mitel Networks Corporation,
      a company having its registered office at Ottawa, Ontario
      (hereinafter called the "Guarantor")

IN FAVOUR OF

      Export Development Canada,
      a corporation established by an Act of the Parliament of Canada, having its head office at Ottawa, Canada
      (hereinafter called "EDC")

WHEREAS by an agreement dated March 4, 2003, between Mitel Networks Limited (the "Borrower") and EDC, in effect and as amended from time to time (the "Loan Agreement"), EDC has agreed to lend to the Borrower up to GBP4,100,000 on the condition (among others) that the Guarantor agrees to guarantee to EDC the obligations of, and indemnify EDC against any loss in respect of, the Borrower under the Loan Agreement; and

WHEREAS the Guarantor, in consideration of EDC agreeing to enter into the Loan Agreement, has agreed to guarantee to EDC the obligations of, and indemnify EDC against any loss in respect of, the Borrower under the Loan Agreement;

THEREFORE the Guarantor agrees as follows:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.01 - General

In this Guarantee and the recitals, unless the context otherwise requires:

"Guaranteed Indebtedness" means all indebtedness, liabilities and other obligations, present and future, of the Borrower outstanding and remaining unpaid from time to time under or in connection with the Loan Agreement including, without limitation, for principal, interest, administration fee, commitment fee, expenses and any other amounts, and the ultimate balance thereof whether or not the Borrower at any time ceases to be legally liable to perform any such obligations by reason of bankruptcy, insolvency, liquidation or otherwise.

Except as otherwise expressly defined in this Guarantee, words used herein that are defined in the Loan Agreement have the same meaning in this Guarantee as in the Loan Agreement.

Section 1.02 - Financial Definitions

All terms of an accounting or financing nature shall be construed in accordance with GAAP. In addition, the following financial terms have the meanings given them below when used in this Agreement:

"EBITDA" means, for any Person on a consolidated basis and for any period, without duplication, the amount equal to net income less interest income, income tax recoveries and any non-cash income included in net income, plus, to the extent deducted from net income, interest expense, depreciation expense, amortization expense, other non-cash expenses and income tax expenses; provided that foreign exchange gains or losses and extraordinary or unusual gains or losses, including gains or losses on the disposition of assets outside the ordinary course of business and restructuring changes, shall not be included in EBITDA;

"Chief  Financial  Officer"  means  the  chief  financial   officer,   principal
accounting officer, treasurer or controller of a Person;

"Fiscal Quarter" means each of the four (4) consecutive quarterly periods collectively forming a Fiscal Year;

"Fiscal Year" means any period of four (4) consecutive Fiscal Quarters ending on the last Sunday in April of each year.

Section 1.03 - Rules of Interpretation

In this Guarantee:

(a)   the singular shall include the plural and vice versa;

(b) references to a "person" shall be construed to refer to any individual, firm, company, corporation or unincorporated association of persons, any state or any political subdivision thereof or any government or any agency thereof;

(c) whenever any person is referred to, such reference shall be construed to include the permitted assigns and successors of such person, whether by operation of law, consolidation, merger, sale, amalgamation or otherwise;

(d) any reference to a specified Article or Section is a reference to that article or section of this Guarantee;

(e) references to any agreement or instrument (including, without limitation, the Loan Agreement) shall be construed to include such agreement or instrument as it may from time to time be modified or otherwise amended, supplemented, restated, renewed, extended, novated or replaced;

(f)   the terms "hereof", "herein" and "hereunder" refer to this Guarantee; and

(g) the headings of the Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Guarantee.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

Section 2.01 - Representations and Warranties

The Guarantor represents and warrants to EDC as of the date of this Guarantee and, except as otherwise expressly permitted or required hereunder, shall be deemed to represent and warrant to EDC as of the date of each Advance under the Loan Agreement, that:

(a)   Corporate Existence; Power; Share Capital
      The Guarantor is a company duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all the corporate power and authority to own its assets and conduct its business as and where presently conducted.

(b)   Authorization; Binding Effect
      The entering into and the performance of this Guarantee by the Guarantor are within its corporate powers and have been duly authorized by all necessary corporate and, if required, shareholder action. This Guarantee has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject only to bankruptcy, insolvency, and other laws relating to creditors' rights generally and to general principles of equity.

(c)   Governmental Authorization; No Conflict
      All Authorizations and other actions by or with any Governmental Authority necessary to authorize the Guarantee, for the performance hereof by the Guarantor or required for the legality, validity, binding nature, admissibility in evidence hereof or enforceability against the Guarantor of this Guarantee have been obtained or performed and are valid and subsisting in full force. The execution, delivery and performance of this Guarantee does not (i) violate any law or regulation, organizational documents or any writ, order, judgment of any court or Governmental Authority; (ii) violate or result in a breach of any material agreement or instrument to which the Guarantor is a party or which is binding upon it or its property.

(d)   Financial Information
      The Guarantor's audited and consolidated financial statements for the financial year ended April 28, 2002, a copy of which has been delivered to EDC, fairly present, in conformity with GAAP, the financial position of the Guarantor as of such date and its results of operations and cash flows for the Fiscal Year and Fiscal Quarter then ended and have been reported upon by a firm of independent accountants. Since April 28, 2002, there has been no event or circumstance that has had or is expected to have a Material Adverse Effect.

(e)   Litigation
      Except as disclosed in the financial statements referred to above, there is no action or proceeding pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor before any court or arbitrator or any Governmental Authority in respect of which, individually or in the aggregate, there is a reasonable likelihood of an adverse decision which would reasonably be expected to have a Materially Adverse Effect.

(f)   Environmental Matters
      Except as disclosed in writing to EDC after diligent inquiry, the Guarantor is not aware of any failure on its part to comply in all material respects with all applicable Environmental Laws.

(g)   Taxes
      The Guarantor has timely filed all Tax returns which are required to be filed by it and has paid all Taxes due pursuant to such returns or pursuant to any assessment received by the Guarantor other than any such Taxes that are being contested in good faith by an appropriate proceeding and for which reserves have been established in accordance with GAAP.

(h)   Rank of Obligations
      The obligations of the Guarantor under this Guarantee constitute direct and unconditional obligations of the Guarantor and rank and will at all times rank at least pari passu in right of payment and otherwise with all other unsecured and unsubordinated Debt, including guarantees or indemnities, of the Guarantor.

(i)   Compliance with Laws and Agreements
      The Guarantor is in compliance with all applicable laws (including in respect of anti-corruption and bribery), regulations and requirements of Governmental Authorities applicable to it or its properties and all material agreements and instruments to which the Guarantor is a party or which are binding upon it or its property, other than (except in the case of laws relating to corruption and bribery) where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

(j)   Full Disclosure
      All information furnished by the Guarantor to EDC in connection with this Guarantee or any transaction contemplated hereby is, and all such information hereafter furnished by the Guarantor to EDC will be, true, complete and accurate in all material respects on the date as of which such information is stated or certified and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made.

                                   ARTICLE III
                             GUARANTEE AND INDEMNITY

Section 3.02 - Guarantee and Indemnity

(a) The Guarantor absolutely, unconditionally and irrevocably guarantees to EDC, as primary obligor and not merely as surety, the due and punctual payment and performance of, and the receipt by EDC in full of, the Guaranteed Indebtedness, and hereby absolutely, irrevocably and unconditionally promises to pay to EDC, immediately upon the written demand of EDC, any and all of the Guaranteed Indebtedness as and when the same, whether by maturity, by required prepayment, by acceleration or otherwise, becomes due, without set-off, counterclaim or deduction of any kind and without limiting the generality of the remaining provisions of this Article III, without any requirement that EDC has exhausted any recourses it may have against the Borrower to obtain payment of any or all of the Guaranteed Indebtedness.

(b) The Guarantor unconditionally and irrevocably agrees, as an obligation separate from and in addition to its obligation as a guarantor, to indemnify EDC, immediately upon the written demand of EDC therefor, for and against any and all losses, damages, costs or expenses that EDC may at any time suffer or incur in connection with any failure by the Borrower to duly and punctually pay and perform its obligations to EDC under or in connection with the Loan Agreement in full or any loss or impairment, for any reason or cause whatsoever, of any right or remedy of EDC against the Borrower or the Guarantor in respect thereof, and without limiting the foregoing, the Guarantor agrees that if any obligation of the Borrower to EDC under or in connection with the Loan Agreement is or becomes void, voidable, unenforceable, ineffective or stayed the Guarantor shall pay to EDC an amount equal to any sums that would have been payable by the Borrower to EDC if such obligation had not been or become void, voidable, unenforceable, ineffective or stayed.

(c) The Guarantor agrees to pay or reimburse EDC for, immediately upon the written demand of EDC, all costs and expenses (including legal fees and disbursements) paid or incurred by or on behalf of EDC in enforcing the obligations of the Borrower under the Loan Agreement or of the Guarantor under the Guarantee.

(d) The Guarantor agrees to pay interest on each and every amount demanded under this Guarantee from the date of demand until payment in full, and after as well as before judgment, at the rate per annum that is equal to the rate of interest per annum that would during that time be payable on (and calculated and compounded on the same basis as would apply to interest payable during that time on) an Advance outstanding under the Loan Agreement.

(e) In the event that the Borrower is prevented by any applicable law, rule or regulation in England or otherwise, from making any payment under the Loan Agreement at the place and time, and in the currency, funds and manner provided for therein, or if the Borrower is required or permitted under any applicable law to discharge its obligations under the Loan Agreement in any currency other than freely transferable GBP or otherwise as specified in the Loan Agreement, the Guarantor shall nonetheless be obligated to pay and perform all such Guaranteed Indebtedness in GBP and otherwise at the time and place, and in the funds and manner, provided in the Loan Agreement, as the case may be, as if no such prevention were in effect and as if the purported payment or discharge in such other currency or manner had not been required, permitted or made, but only to the extent payment by the Borrower in such other currency has not resulted in receipt by EDC of the full amount of the GBP it is entitled to receive under the Loan Agreement.

(f) In the event that EDC shall be entitled, under the terms of the Loan Agreement to accelerate the maturity of any of the Guaranteed Indebtedness, but EDC is prevented by law or court order from doing so, the Guarantor agrees that the maturity of the Guaranteed Indebtedness shall nonetheless be deemed to be accelerated for the purposes of this Guarantee.

(g) EDC may, in its sole discretion, make multiple demands under this Guarantee for any part of the Guaranteed Indebtedness.

Section 3.03 - Guarantor Bound

The Guarantor agrees that its obligations under this Guarantee shall not be lessened, discharged or released, in whole or in part, or terminated except only by the permanent and irrevocable payment and performance in full of the Guaranteed Indebtedness, and the Guarantor irrevocably waives the benefit of all privileges and defences that are or may hereafter be available to guarantors, indemnitors or sureties, including, without limitation, the benefits of discussion and division, diligence, presentment, demand, protest and notice of every kind in respect of the obligations of the Borrower. Nothing contained in, and no omission from, the other provisions of this Guarantee is intended or shall be construed or interpreted so as to limit or otherwise derogate from the generality of this Section 3.03.

Section 3.04 - Obligations not Affected and Waiver of Notice

(a) The obligations of the Guarantor hereunder shall not be lessened, discharged, released, or otherwise impaired or varied in whole or in part, or terminated by:

      (i) any voluntary or involuntary bankruptcy, insolvency, liquidation, winding-up or dissolution of, any proposal to creditors, plan of compromise or arrangement or other reorganization of all or any indebtedness affecting, or any receivership of, the Borrower or any other person (other than the Guarantor), whether judicial or extra-judicial;

      (ii)  any judgment against the Borrower or any other person;

     (iii) any extension, forbearance, concession or waiver whatsoever, whether as to time of payment or performance or otherwise, respecting the Guaranteed Indebtedness owing to EDC by the Borrower, the Guarantor or any other person;

      (iv) any assertion of, failure to assert or delay in asserting any right or remedy against the Borrower, the Guarantor or any other person or with respect to the Guaranteed Indebtedness or any guarantee or security therefor;

       (v) any modification or other amendment to, supplement to, or restatement, renewal, extension, novation, exchange, replacement, postponement or subordination of, the Loan Agreement or any other Transaction Documents, any of the obligations of the Borrower, any guarantee or indemnity or security at any time held by EDC or any of the rights and remedies of EDC against any person or any property whether or not made with the knowledge or consent of the Guarantor;

      (vi) any failure of the Borrower to comply with any franchise, licence, judgment, law, statute, regulation, ordinance or decree;

     (vii) the making of any Advance by EDC where an Event of Default or a Default is continuing;

    (viii) any direction of application of payment by the Borrower or any other person;

      (ix) any lack of genuineness or any invalidity, illegality, unenforceability, voidness, stay or ineffectiveness of the Loan Agreement or any of the other Transaction Documents or of the obligations of the Borrower or any part thereof;

       (x) any change of the name, business, membership, directorate, powers, objects, organization or management of the Borrower, the Guarantor or any other person;

      (xi) any reorganization, amalgamation or merger of the Borrower or any other person or any sale or other disposition, in whole or in part, of the assets or businesses of the Borrower or any other person;

     (xii) any failure, refusal or neglect of any other person to, or of EDC to cause any other person to, at any time guarantee, provide indemnity or otherwise become liable to EDC, or having done so to continue to be liable to EDC, for or in respect of the obligations of the Borrower or any part thereof;

    (xiii) any discharge or release, in whole or in part, or compromise, whether by operation of law, agreement of EDC or otherwise, of or with the Borrower or any other person who is or at any time becomes liable, as a guarantor or indemnitor or otherwise, to EDC for or in respect of the obligations of the Borrower or any part thereof;

     (xiv) any refusal, failure or neglect by EDC or any other person to perfect, or keep perfected, any security for the obligations of the Borrower or any other person or any part thereof;

      (xv) any refusal, failure or neglect by EDC to make, or any delay on the part of EDC in making, any particular Advance, either in whole or in part;

     (xvi)  any  challenge  to  or   deficiency   in  the  value,   sufficiency,
            authorization or amount of the Loan Agreement or the Guaranteed Indebtedness;

    (xvii) any set-off, counterclaim or other defense that the Borrower or the Guarantor may have against EDC or any other person.

(b) The Guarantor waives any right it might otherwise have to receive notice of, or to withhold approval of or consent to, any action, omission or other matter described in or contemplated by this Section 3.04 or Section 3.06.

(c) The Guarantor agrees that this Guarantee shall extend and apply to the Guaranteed Indebtedness at any time owing by any person for the time being and at any time carrying on the business of the Borrower in consequence of any reorganization of the Borrower, its amalgamation or merger with another or any sale or other disposal of its assets or business, in whole or in part, to another.

Section 3.05 - Continuing Guarantee and Indemnity

The Guarantor agrees that this Guarantee is a continuing guarantee and indemnity, unlimited as to duration and amount, for all of the Guaranteed Indebtedness, and a fresh cause of action hereunder shall be deemed to arise in respect of each Default of the Borrower.

Section 3.06 - Further Security

This Guarantee is in addition to and not in substitution for any other guarantee or indemnity or security at any time held by EDC for or in respect of the Guaranteed Indebtedness or any part thereof, and shall be effective irrespective of whether any other person is or becomes, or remains, at any time liable to EDC, as a guarantor or indemnitor or otherwise, for or in respect of the Guaranteed Indebtedness or any part thereof. EDC shall be at liberty from time to time to accept or receive further or other guarantees, indemnities or security for the Guaranteed Indebtedness or any part thereof, to refuse, fail or neglect to do so, to compromise with or discharge or release any person or abandon any and all such guarantees, indemnities or security, either in whole or in part, to refuse, fail or neglect to deal with the Guarantor or any other person or any guarantee or indemnity or security or any part thereof, or to deal with or allow the Guarantor or others to deal with the property covered by any security, all to the extent and in such manner as EDC considers expedient from time to time.

Section 3.07 - Waivers by Guarantor

(a) The Guarantor irrevocably waives any requirement that EDC, in the event of default by the Borrower, make demand upon or seek to enforce any remedies against the Borrower or its property or any other person or its property or security before demanding payment under, or seeking to enforce, this Guarantee, and EDC shall not be bound to exhaust its recourse against the Borrower or any other person or under any security it may at any time hold for or in respect of the obligations of the Borrower or to value any such security before demanding or being entitled to payment from the Guarantor.

(b) The Guarantor irrevocably waives diligence, presentment, protest and notice of every kind in respect of its obligations hereunder.

Section 3.08 - No Benefit to Guarantor

(a) Until all sums owing to EDC by the Borrower, and any ultimate balance thereof, have been paid in full, the Guarantor:

      (i) shall not be entitled and shall not claim to rank as a creditor in the bankruptcy, insolvency, liquidation, winding-up or dissolution of, any proposal to creditors, plan of compromise or arrangement or reorganization of all or any indebtedness affecting, or any receivership of, the Borrower, whether judicial or extra-judicial, in competition with EDC; and

      (ii) shall not be subrogated to or entitled to receive any assignment of any right or remedy of EDC and shall not be entitled to receive, claim or have the benefit of any payment or distribution from or on account of the Borrower or to claim the benefit of any security or monies held by or for the account of EDC, and EDC shall be entitled to apply and re-apply any such security or monies as it sees fit.

(b) Any settlement or discharge or release between EDC and the Guarantor shall be conditional upon no security or payment to or recovery by EDC or any other person being avoided or set aside or ordered to be refunded or reduced by operation of laws relating to bankruptcy, insolvency or liquidation for the time being in force and EDC shall be entitled to recover from the Guarantor the value that EDC has placed upon any such security or the amount of any such payment or recovery as if such settlement or discharge or release had not occurred. In the event that any payment received by EDC from the Borrower or the Guarantor is so avoided or set aside or refunded or reduced, such amount shall be deemed not to have been received by EDC and shall remain Guaranteed Indebtedness subject to the guarantee, indemnities and other provisions of this Guarantee.

Section 3.09 - Proof in Bankruptcy

Upon any voluntary or involuntary bankruptcy, insolvency, liquidation, winding-up or dissolution of, or any proposal to creditors, plan of compromise or arrangement or reorganization affecting, or any receivership of, the Borrower or any other person, whether judicial or extra-judicial, the obligations of the Guarantor shall not be lessened or discharged or released, in whole or in part, by any failure or neglect of EDC to prove its claim or to prove its full claim and EDC may prove such claim or refrain from proving any claim, and may value or refrain from valuing any security held by it, as EDC considers expedient from time to time, without lessening or discharging or releasing, in whole or in part, the obligations of the Guarantor, and until all sums owing to EDC by the Borrower, and any ultimate balance thereof, have been paid in full, EDC shall have the right to include in its claim the amount of all sums paid to EDC under this Guarantee and to prove and rank for and receive dividends or other distributions in respect thereof.

Section 3.10 - No Evidence of Power

EDC shall have no obligation to procure evidence of or to otherwise satisfy itself with respect to the powers of the Borrower or its directors, officers, servants or agents acting or purporting to act on behalf of the Borrower, and all Advances in fact made under the Loan Agreement shall be deemed to form part of the Guaranteed Indebtedness even if such Advances were informally, irregularly, defectively or fraudulently obtained or were obtained in excess of the powers of the Borrower or of the directors, officers, servants or agents thereof, notwithstanding any notice that EDC may have of the actual powers of the Borrower or the directors, officers, servants or agents thereof.

                                   ARTICLE IV
                             COVENANTS OF GUARANTOR

Section 4.01 - Covenants of Guarantor

The Guarantor agrees as follows, unless compliance has been waived by EDC:

(a)   Payment of Obligations
      The Guarantor will punctually pay and perform its obligations hereunder without regard to any equities between the Guarantor, the Borrower and EDC, or any of them, or any privilege, defence, right of set-off or counterclaim that the Borrower or the Guarantor otherwise may have.

(b)   Authorizations; Compliance with Laws
      The Guarantor will obtain and maintain in force (or where appropriate, promptly renew) all Authorizations necessary for carrying out the Guarantor's business and operations generally, including without limitation, those Authorizations required under this

      Guarantee,   and  at  all  times  comply  with  all  applicable  laws  and regulations relating to the Guarantor and its business and provide proper evidence thereof promptly to EDC if so requested in writing by EDC.

(c)   Maintenance of Existence; Conduct of Business
      The Guarantor will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and all rights, licenses, permits and franchises material to the conduct of its business.

(d)   Financial Statements
      (i) The Guarantor will furnish to EDC as soon as available and in any event within one hundred and twenty (120) days after the end of each Fiscal Year, annual reports, which will include annual audited consolidated statements prepared in conformity with GAAP, together with a report of its independent auditors thereon acceptable to EDC and a certificate of the Chief Financial Officer of the Guarantor confirming that the financial covenants described at Section 4.04 have been met and showing the manner of calculation of such financial covenants. From time to time the Guarantor will furnish to EDC such other information regarding the financial condition, operations, business or prospects of the Borrower as EDC may reasonably request.

      (ii) The Guarantor will furnish to EDC as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Guarantor the consolidated balance sheet and related statement of operations as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year certified by the Chief Financial Officer of the Guarantor, acting without personal liability, as presenting fairly in all material respects the financial condition and results of operation of the Guarantor in accordance with GAAP consistently applied, together with a Certificate of the Chief Financial Officer of the Guarantor confirming that the financial covenants described at Section 4.04 have been met and showing the manner of calculation of such financial covenants.

(e)   Officer's Certificate
      (i) The Guarantor will furnish to EDC, within five (5) days of the end of each calendar month during the term of the Loan, a certificate of the Chief Financial Officer certifying that (i) during the preceding month, the total amount outstanding under the Bank Facility was at least twice the total amount outstanding under the Loan Agreement and (ii) there is no requirement for a mandatory prepayment pursuant to Section 3.4(b) of the Loan Agreement.

      (ii)  For the purpose of making the  calculation  required  by  subsection
            (i), the Guarantor shall obtain the applicable exchange rate from a financial institution reasonably acceptable to EDC as at the first day of each month (the "Applicable Rate"). The Applicable Rate shall be used to calculate the relevant ratio throughout such month. The certificate delivered pursuant to subsection (i) shall also describe (A) the source of and exchange rate used and (B) the method of calculation of the ratio referred to in subsection (i).

(f)   Notices
      (i) Promptly after the Guarantor becomes aware that any Default has occurred (including any Default which occurs after requesting an Advance but prior to the Advance, other than a Default that has ceased to exist), the Guarantor will deliver to EDC a notice describing the Default and the action that the Borrower and/or Guarantor have taken or propose to take with respect thereto.

      (ii) As soon as the Guarantor obtains knowledge thereof, the Guarantor will notify EDC in writing of any event or condition which has had, or would reasonably be expected to have a Material Adverse Effect.

(g)   Further Assurances
      The Guarantor will, at its own cost and expense, execute and deliver to EDC all such documents, instruments and agreements and do all such other acts and things as may be required, in the reasonable opinion of EDC, to enable EDC to exercise and enforce its rights under this Guarantee subject to the Intercreditor Agreement.

(h)   No Liens
      The Guarantor will ensure that no Lien will be created or permitted to exist over all or any of the present or future assets of the Guarantor unless the benefit of such security shall, at the same time, be extended equally and rateably to secure the obligations of the Guarantor to EDC under this Guarantee other than Permitted Encumbrances.

(i)   Other Indebtedness
      The Guarantor will not at any time directly or indirectly create, incur, assume or otherwise be or become liable with respect to any Debt except Permitted Debt.

(j)   Environmental Issues
      The Guarantor will (i) comply with all applicable Environmental Laws, including obtaining and maintaining all relevant environmental permits necessary to ensure that there is no Material Adverse Effect; and (ii) promptly notify EDC of any environmental claim, notice or order against it.

(k)   Fundamental Changes
      The Guarantor will maintain its corporate existence in good standing, and not merge, amalgamate or effect any reorganization with any person without the prior written consent of EDC subject to the right to merge or amalgamate or effect any reorganization which does not, in EDC's reasonable opinion, result in any deterioration of the position of or detriment to any of its creditors, and provided that any successor company executes, prior to or contemporaneously with the consummation of such transaction, such instruments as are satisfactory to EDC evidencing the agreement of such successor company to pay and perform all of the obligations of the Guarantor hereunder.

(l)   No Disposition of Assets
      The Guarantor will not sell, transfer, lease or otherwise dispose of (in one transaction or a series of transactions) all or any substantial part of its assets now owned or hereafter acquired, or liquidate or dissolve, without the prior written consent of EDC, provided that the Guarantor may enter into bona fide sales, exchanges, leases, releases, abandonments or other dispositions in the ordinary course of business for the purpose of carrying on the same including, without limitation, the sale of inventory in the ordinary course and the Guarantor may engage in Permitted Securitization Transactions and sale and leaseback transactions to the extent the Borrower is permitted to engage in such transactions under the provisions of the Loan Agreement.

(m)   Maintenance of Properties; Insurance
      The Guarantor will (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted; and (ii) maintain, with financially sound and reputable insurance companies, insurance in such amounts and with such deductibles and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

(n)   Rank of Obligations
      The Guarantor will ensure that at all times its obligations under this Guarantee rank at least pari passu with all other non-subordinated unsecured obligations, including guarantees, of the Guarantor.

(o)   Actions Affecting Loan Agreement
      The Guarantor will not take or suffer to be taken any action whereby the interests of EDC under the Loan Agreement may be jeopardized.

Section 4.04      Financial Covenants

(a)   EBITDA
      The Guarantor will not permit its EBITDA (determined on a consolidated basis in accordance with GAAP as in effect on the date of this Guarantee and measured as at the last day of each fiscal quarter of the Guarantor for such fiscal quarter then ending, commencing with the first such quarter to end following the date of this Guarantee) to be less than 80% of the following amounts:

      (i)   CAD 5.6 million for the Fiscal Quarter ending April 27, 2003;

      (ii)  CAD 6.7 million for the Fiscal Quarter ending July 27, 2003;

      (iii) CAD8.3 million for the Fiscal Quarter ending October 27, 2003; and

      (iv) CAD 10.3 million for each Fiscal Quarter ending on or after January 25, 2004.

(b)   Access to Funds
      The Guarantor shall ensure that at all times during the term of the Loan Agreement it has access to available bank credits in a total aggregate amount of at least CAD20,000,000.

                                    ARTICLE V
                                    PAYMENTS

Section 5.01 - Place and Manner of Payment

The Guarantor agrees to make any payment required of it hereunder forthwith upon the written demand of EDC without set-off or counterclaim at Bank of America, London Branch, London, England, for the credit of Export Development Canada, London Sort Code 165050, SWIFT BOFAGB22, account number 45447019 or to such other account or at such other place in England as EDC may from time to time notify the Guarantor in writing not less then ten (10) days prior to the relevant date. The Guarantor agrees to instruct its bank to provide to EDC a copy of its payment instructions (including its transfer reference number), showing how funds are being transferred, by telefax at number (613) 598-2514.

Section 5.02 - No Deduction for Taxes

All payments to be made to EDC pursuant hereto shall be made free and clear of and without deduction for or on account of Taxes (other than Taxes imposed in Canada) unless the Guarantor is required by law to make such a payment subject to the deduction or withholding of such Taxes, in which case (a) the Guarantor shall make such deduction or withholding and shall pay the amount so deducted or withheld to the appropriate taxation authority when due, and (b) the sum payable by the Guarantor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that EDC receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and retained had no such deduction or withholding been made or required to be made. The Guarantor shall indemnify EDC for any loss, cost, penalty or other damage that EDC may suffer or incur by reason of the failure of the Guarantor to pay any such Taxes when due. Promptly after the payment of any Taxes, the Guarantor shall furnish to EDC original tax receipts and such other evidence of such payment of Taxes as EDC may reasonably request. Without limiting the survival of any other provisions of this Guarantee, the provisions of this section shall survive the repayment of the Guaranteed Indebtedness and the termination of this Guarantee.

Section 5.03 - Application of Payments

EDC shall have the right, without reference or notice to the Guarantor, to apply and re-apply monies received from the Borrower, the Guarantor, any other person or any security in the manner determined by EDC (acting in its sole discretion) in reduction of the Guaranteed Indebtedness in such order and priority as EDC may choose in its sole discretion.

                                   ARTICLE VI
                                     NOTICE

Section 6.01 - Notice

Every notice, demand, request, consent, waiver or agreement under this Guarantee shall be in writing. All such documents shall be hand delivered or sent by prepaid airmail, or telefax to the following addresses:

for the Guarantor:

      Mitel Networks Corporation
      350 Legget Drive
      Ottawa, Ontario, Canada K2K 2W7

      Attention:        Sharron McIntyre, Treasurer
      Telefax:          (613) 591-2320

for EDC:

      Export Development Canada
      151 O'Connor Street
      Ottawa, Ontario, Canada K1A 1K3

      Attention:        Loans Services
      Telefax:          (613) 598-2514

or to such other address or numbers as the Guarantor or EDC may from time to time notify the other. Any notice delivered by hand or by registered mail, will be deemed to have been given when received and if transmitted by fax on the day of transmission unless such day is not a Business Day, in which case the Business Day following. In this Guarantee, "in writing" includes printing, typewriting or any electronic transmission that can be reproduced as printed text, on paper, at the point of reception. In this Section 6.01, "Business Day" means a day in the addressee's jurisdiction when banks are generally open for public business.

                                   ARTICLE VII
                           PROPER LAW AND JURISDICTION

Section 7.01 - Proper Law

This Guarantee is made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall not be governed by public international law or the laws of any other jurisdiction.

Section 7.02 - Jurisdiction

Any legal proceeding with respect to this Guarantee may be brought by EDC in the courts of the Province of Ontario, Canada or in the courts of any jurisdiction where the Guarantor may have assets or carries on business, as EDC may elect in its sole discretion, and the Guarantor irrevocably submits to the non-exclusive jurisdiction of each such court and acknowledges its competence. The Guarantor hereby irrevocably waives any objection that it may have to the laying of venue of any such legal proceeding in any of the aforesaid courts, and, to the fullest extent permitted by applicable law, any defense that such legal proceeding has been brought in an inconvenient forum. The Guarantor agrees that a final judgment against it in any such legal proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment (a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and of the amount of the Guarantor's obligation) or by such other means as may be provided by law.

Section 7.03 - Judgment Currency

In this Guarantee, each specification of Pounds Sterling is of the essence and Pounds Sterling are both the currency of account and the currency of payment. The obligation of the Guarantor under this Guarantee to make payments in Pounds Sterling shall not be discharged or satisfied by any payment or other recovery, whether pursuant to judgment or otherwise, expressed in or converted into any other currency, except to the extent of the amount of Pounds Sterling that is actually obtainable by EDC as a result of such payment or other recovery at the exchange rate for Pounds Sterling available to EDC at the principal office of Bank of Montreal, in Toronto on the date of such payment or other recovery. Accordingly, as a separate and independent liability, which shall not merge in any judgment or with any partial payment or other recovery, the Guarantor shall be obliged to pay to EDC all such additional amounts as may be necessary to ensure that the amount received by EDC will enable it to obtain the full amount due to it in Canadian Dollars at the exchange rate available to EDC. In this Section 7.03, "exchange rate" includes any premiums or costs payable in connection with the currency conversion.

                                  ARTICLE VIII
                           SEVERABILITY OF PROVISIONS

Section 8.01 - Severability of Provisions

Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity, binding nature or enforceability of that provision in any other jurisdiction.

                                   ARTICLE IX
                             SUCCESSORS AND ASSIGNS

Section 9.01 - Successors and Assigns

This Guarantee shall be binding upon the Guarantor and its successors and permitted assigns, and the benefit hereof shall extend to EDC and its successors and assigns. The Guarantor may not assign or transfer all or any part of its rights, if any, or obligations hereunder without the prior written consent of EDC and any purported transfer of such rights or obligations made without the prior written consent of EDC shall be void.

                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.01 - Waiver of Rights

No waiver of, or consent to depart from, any requirement of this Guarantee shall be binding on EDC unless contained in a written instrument signed and delivered by EDC. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. No failure on the part of EDC to exercise, and no delay on its part in exercising, any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise of any right or remedy by or on behalf of EDC shall preclude any other or further exercise of the same or any other right or remedy. The remedies provided in this Guarantee are cumulative, and in addition to any other remedies available to EDC, whether by contract or applicable law.

Section 10.02 - Entire Agreement

This Guarantee constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements or understandings, written or oral, with respect thereto. Except if expressly stated herein this Guarantee is not subject to, and the Guarantor acknowledges that its entry into this Guarantee has not been induced by, any condition, representation or warranty or collateral agreement or understanding, written or oral.

Section 10.03 - Disclosure

Notwithstanding anything to the contrary herein, the Guarantor agrees to EDC's disclosure, following the date of this Guarantee, of the following information: the name of the Borrower, the name of the Guarantor, the EDC financial service provided and the date of the related agreement, a general description of the transaction (including country), the amount of EDC support in an approximate dollar range and the name of the Exporter.

IN WITNESS WHEREOF the Guarantor has signed and delivered this Guarantee.

Mitel Networks Corporation

Signature:
(Print Name):

                        GUARANTEE AND SECURITY AGREEMENT

      GUARANTEE AND SECURITY AGREEMENT (this "Agreement"), dated as of March 4, 2003 by and between MITEL NETWORKS SOLUTIONS, INC., a Delaware corporation, having its principal office at Suite 400, 205 Van Buren Street, Herndon, Virginia, USA 20170-5336 (the "Guarantor") and EXPORT DEVELOPMENT CANADA, a corporation created by an Act of the Parliament of Canada, having its head office at 151 O'Connor Street, Ottawa K1A 1K3 (the "Secured Party") as the lender under the loan agreement dated as of March 4, 2003 (as amended, restated or supplemented from time to time, the "Loan Agreement") between Mitel Networks Limited, a private company limited by shares incorporated in England and Wales (the "Borrower") and the Secured Party.

                               W I T N E S E T H:

      WHEREAS, Guarantor is a wholly-owned subsidiary of the Borrower;

      WHEREAS, EDC has agreed to lend the Borrower up to GBP4,100,000 under the Loan Agreement to finance the acquisition by the Borrower of certain Goods and Services (as such term is defined in the Loan Agreement);

      WHEREAS, Guarantor will benefit from the credit extended under the Loan Agreement, if any (collectively, the "Loans") in the form of Borrower's on-lending or capital contributions of a significant amount of the Loans in support of the business of Guarantor and the continued liquidity made available to Borrower and, indirectly, to Guarantor; and

      WHEREAS, the Secured Party's willingness and agreement to make the Loan available to Borrower under the Loan Agreement was conditioned upon the execution and delivery by the Guarantor in favour of the Secured Party of this Agreement to secure the due and punctual payment by Borrower of the principal of and interest on the Loan from time to time when and as the same is due and of all other amounts payable by Borrower under the Loan Agreement, if any (collectively, the "Liabilities").

      NOW, THEREFORE, in consideration of the covenants contained herein, and other good and valuable consideration the receipt of which is acknowledged by each party hereto, the Guarantor and the Secured Party hereby agree as follows:

1.    Guarantee.

      FOR VALUE RECEIVED, and in order to induce the Secured Party to grant, extend or continue credit or other financial accommodations to Borrower, the Guarantor unconditionally and irrevocably guarantees to the Secured Party and its successors and assigns the complete and punctual payment when due (whether at the stated maturity or earlier by acceleration or otherwise) of all Liabilities, whether characterized as principal, premium, interest, additional interest, fees, expenses or otherwise.

2.    Certain Rights of Secured Party.

      At any time and from time to time (and whether once or more than once), without the necessity of any reservation of rights against the Guarantor and without notice to, demand on or further assent by the Guarantor or any other person: (a) any of the Liabilities or the obligations of any other guarantor of the Liabilities may be changed, renewed, extended, continued, accelerated, surrendered, compromised, subordinated, waived or released, in whole or in part, or any default with respect thereto waived or any demand for payment with respect thereto rescinded; (b) the Secured Party may set off, refrain from setting off or release, in whole or in part, may take or refrain from taking or perfecting any security interest in any collateral security and may exercise or refrain from exercising any right against Borrower or any other person; (c) the Secured Party may extend or refrain from extending further credit or financial accommodations in any manner whatsoever to, may accept compositions from and may otherwise generally deal with Borrower and any other person and with any collateral security as the Secured Party may see fit; and (d) the Secured Party may apply all moneys at any time received from Borrower or any other person or from any collateral security in such manner, in such amounts and against such part of the Liabilities as the Secured Party considers best and change any such application in whole or in part as the Secured Party may see fit. All of these actions may be taken without in any way limiting, diminishing or affecting the Guarantor's liability under this Agreement and without imposing any obligation of trust on the Secured Party, and no loss of or in respect of any collateral security, whether caused by the fault of the Secured Party or otherwise, shall in any way limit, diminish or affect the Guarantor's liability under this Agreement.

3.    Liability of Guarantor Unconditional.

      This Agreement is a guaranty of payment and not merely of collection. The Guarantor's liability under this Agreement and the grant of the security interest in the Collateral (as defined in Section 11 hereof) are absolute and unconditional and shall not be limited, diminished or affected by the happening from time to time of any event, including (but not limited to) any event described in Section 2 of this Agreement or any of the following events, whether or not any such event occurs with notice to or with the consent of the Guarantor or once or more than once:

      (a) the waiver, surrender, compromise, settlement, discharge, release or termination of any or all of the Liabilities;

      (b)   the failure to give any notice to Borrower;

      (c) the extension of the time for payment or performance of any of the Liabilities;

      (d) the change (whether or not material) of the terms of the Loan Agreement or any other document or instrument relating to the Liabilities (a "Document");

      (e) the taking of or failure to take any action referred to in any Document;

      (f) the illegality, invalidity, unenforceability (including, but not limited to, by reason of any statute of limitations or automatic stay) or irregularity of any of the Liabilities or any Document;

      (g) any failure, omission, delay or lack of diligence on the part of the Secured Party in the enforcement, assertion or exercise of any right, power or remedy conferred on the Secured Party under any Document, or the inability of the Secured Party to enforce any provision of any Document for any reason, or any other act or omission on the part of the Secured Party (other than any act or omission involving the gross negligence or wilful misconduct of the Secured Party), including (but not limited to) failure by the Secured Party to perfect or protect any lien or security interest granted to the Secured Party, to commence and prosecute any action to collect the Liabilities or to enforce or collect any judgment obtained by the Secured Party;

      (h) the dissolution or liquidation of Borrower, the sale or other disposition of all or substantially all of the assets of Borrower, the marshalling of assets and liabilities of Borrower or the existence of receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, arrangement, adjustment, composition or other similar proceedings affecting Borrower; and

      (i) any other event, action or circumstance that could otherwise result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Agreement.

4.    Waiver of Notice.

      The Guarantor waives all notices of the creation, renewal, extension or accrual of any of the Liabilities and notice or proof of reliance by the Secured Party on this Agreement or acceptance of this Agreement. The Liabilities shall conclusively be considered to have been created, contracted or incurred in reliance on this Agreement, and all dealings between Borrower and the Secured Party shall likewise be conclusively presumed to have been had or consummated in reliance on this Agreement. Except as otherwise provided herein and in the Documents, the Guarantor also waives (to the extent permitted by applicable law) all requirements of notice, presentment, protest or demand on it, Borrower or any other person, all other notices and demands whatsoever relating to the Liabilities and any requirement that the Secured Party file a claim with a court in any bankruptcy or similar proceedings of Borrower or first proceed against Borrower or any other person or first realize on any collateral security held by it or otherwise exhaust any right, power or remedy under any Document or against Borrower or any other person before proceeding against the Guarantor under this Agreement. The Secured Party shall have no responsibility to notify the Guarantor of Borrower's financial condition or Borrower's incurrence or performance of the Liabilities.

5.    Continuing Agreement.

      This Agreement is a continuing agreement, and shall not terminate or be discharged until the performance and indefeasible payment in full of all of the Liabilities. If demand for, or acceleration of the time for, payment by Borrower to the Secured Party of any of the Liabilities is stayed upon the insolvency, bankruptcy, reorganization or proposed compromise or arrangement with creditors of Borrower, all Liabilities of which payment or performance is stayed that would otherwise be subject to the demand for payment or acceleration shall nonetheless be payable by the Guarantor immediately on demand by the Secured Party. Upon termination of this Agreement, the Secured Party shall reassign and deliver to the Guarantor, or to such person or persons as the Guarantor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Secured Party pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse to or warranty by the Secured Party and at the expense of the Guarantor.

6.    Reinstatement.

      This Agreement shall continue to be effective, or shall be reinstated, if at any time payment, or any part thereof, of any of the Liabilities is rescinded or must otherwise be returned by the Secured Party for any reason whatsoever (including, but not limited to, the bankruptcy, insolvency, dissolution, liquidation or reorganization of Borrower or any other person), all as though such payment had not been received by the Secured Party.

7.    Subordination.

      All indebtedness, obligations, liabilities and other amounts due, of whatever nature, of Borrower to the Guarantor (the "Subordinated Debt"), whether now existing or hereafter incurred, whether created directly or acquired by the Guarantor by assignment or otherwise, whether matured or unmatured, whether absolute or contingent, whether characterized as principal, premium, interest, additional interest, fees, expenses or otherwise and whether Borrower is bound alone or with any others or as principal or as surety, shall be subject and subordinate to the Liabilities, and, upon the occurrence of an Event of Default, all moneys received by the Guarantor in respect of the Subordinated Debt shall immediately on the Secured Party's demand be paid over to the Secured Party. This subordination is independent of the guaranty provided in this Agreement and shall remain in full force and effect notwithstanding any decrease in the Guarantor's liability under this Agreement. The Guarantor hereby undertakes to execute such additional documents and instruments and to do such additional acts as may be necessary or desirable (in the sole discretion of the Secured Party reasonably exercised) in order to carry out, complete or perfect this subordination.

8.    Limit on Subrogation.

      Until the Secured Party has received and retained indefeasible payment in full of all Liabilities, no payment by the Guarantor pursuant to any provision of this Agreement or other satisfaction of the Guarantor's liability under this Agreement shall entitle the Guarantor, by subrogation or otherwise, to any right or remedy against Borrower and the Guarantor waives any such right it may have.

9.    Costs, Expenses, Etc.

      The Guarantor agrees to pay on demand all losses, costs, expenses (including, but not limited to, reasonable attorneys' fees) and damages incurred by the Secured Party in connection with the preparation of this Agreement or any amendment, waiver or consent with respect to this Agreement, in connection with any rescission, reinstatement or return referred to in Section 6 of this Agreement, in enforcing or attempting to enforce this Agreement or any other guaranty of the Liabilities or in protecting the Secured Party's rights under this Agreement or any other guaranty of the Liabilities following any default by the Guarantor under this Agreement, whether the Secured Party's rights are enforced by suit or otherwise.

9.1   Taxes.

      (a) Taxes Payable by the Guarantor. If any tax is required to be withheld or deducted from, or is otherwise payable by the Guarantor in connection with, any payment to the Secured Party hereunder, the Guarantor (i) shall, if required, withhold or deduct the amount of such tax from such payment and, in any case, pay such tax to the appropriate taxing authority in accordance with the tax law and (ii) shall pay to the Secured Party such additional amounts as may be necessary so that the net amount received by the Secured Party with respect to such payment, after withholding or deducting all taxes (other than any net income, net profits, gross receipts or franchise tax imposed upon the Secured Party in Canada, hereinafter referred to as "Bank Taxes") required to be withheld or deducted, is equal to the full amount payable hereunder. If any tax is withheld or deducted from, or is otherwise payable by the Guarantor in connection with, any payment payable to the Secured Party hereunder, the Guarantor shall, as soon as possible after the date of such payment, furnish to the Secured Party, as applicable, the original or a certified copy of a receipt for such tax from the applicable taxing authority.

      (b) Taxes Payable by the Secured Party. The Guarantor shall, promptly upon request by the Secured Party for the payment thereof, pay to the Secured Party, as the case may be (i) all taxes (other than Bank Taxes) payable by the Secured Party with respect to any payment due to the Secured Party, and (ii) all taxes (including Bank Taxes) payable by the Secured Party as a result of payments made by the Guarantor (whether made to a taxing authority or to the Secured Party, pursuant to this Section 9.1).

      (c) Credits and Deductions. If the Secured Party is, in its sole discretion, able to apply for any credit, deduction or other reduction in Bank Taxes by reason of any payment made by the Guarantor under Section 9.1(a) or
(b), the Secured Party shall use reasonable efforts to obtain such credit, deduction or other reduction and, upon receipt thereof, will pay to the Guarantor such amount, not exceeding the increased amount paid by the Guarantor, as is equal to the net after-tax value to the Secured Party in its sole discretion, of such part of such credit, deduction or other reduction as it considers to be allocable to such payment by the Guarantor, having regard to all of the Secured Party's dealings giving rise to similar credits, deductions or other reductions in relation to the same tax period and to the cost of obtaining the same;

provided, however, that (i) the Secured Party shall not be obligated to disclose to the Guarantor any information regarding its tax affairs or computations and
(ii) nothing in this Section 9.1(c) shall interfere with the right of the Secured Party to arrange its tax affairs as it deems appropriate.

10.   Liabilities Additional.

      This Agreement and the Guarantor's liability under this Agreement are in addition to and not in substitution for (a) any other collateral security, by whomsoever given, at any time held by the Secured Party and (b) any present or future obligation of the Guarantor or any other obligor to the Secured Party incurred otherwise than under this Agreement, whether the Guarantor or such other obligor is bound with or apart from Borrower.

11.   Place and Manner of Payment.

      The  Guarantor  agrees  to  make  any  payment  required  of it  hereunder forthwith upon the written demand of the Secured Party without set-off or counterclaim at Bank of America, London Branch, London, England, for the credit of Export Development Canada, London Sort Code 165050, SWIFT BOFAGB22, account number 45447019 or to such other account or at such other place in England as the Secured Party may from time to time notify the Guarantor in writing not less then ten (10) days prior to the relevant date. The Guarantor agrees to instruct its bank to provide to the Secured Party a copy of its payment instructions (including its transfer reference number), showing how funds are being transferred, by telefax at number (613) 598-2514. 12. Security Interest.

      As security from the Guarantor for the payment and performance in full of the Liabilities, the Guarantor hereby transfers, grants, bargains, conveys, hypothecates, pledges, sets over, delivers and confirms unto the Secured Party, and grants to the Secured Party a security interest in its right, title and interest in the following (the "Collateral"), whether now owned or hereinafter acquired:

       (i) Accounts (including Health-Care-Insurance Receivables, if any) howsoever arising in connection with the sale or lease of goods or services by the Guarantor to customers located in the United States or Canada;

      (ii)  Chattel Paper;

     (iii)  Instruments (including Promissory Notes);

      (iv)  Documents;

       (v) General Intangibles (including without limitation Payment Intangibles, Software, contract rights, credits, claims, demands, debts, choses in action, trade-marks, patents, and all other intellectual property);

      (vi)  Letter-of-Credit Rights;

     (vii)  Supporting Obligations;

    (viii)  Deposit Accounts;

      (ix)  Investment Property  (including without limitation  certificated and
            uncertificated    Securities),    Securities   Accounts,    Security
            Entitlements, Commodity Accounts, and Commodity Contracts);

       (x)  Inventory;

      (xi)  Equipment   (including  all  software,   whether  or  not  the  same
            constitutes embedded software, used in the operation thereof);

     (xii) Money, including without limitation amounts deposited into escrow or with third parties;

    (xiii)  Fixtures;

     (xiv) All rights to merchandise and other goods (including rights to returned or repossessed Goods and rights of stoppage in transit) which is represented by, arises from, or relates to any of the foregoing;

      (xv) All personal property and interests in personal property of the Debtor of any kind or description now held by Secured Party or at any time hereafter transferred or delivered to, or coming into the possession, custody, or control of, Secured Party, or any agent or affiliate of Secured Party, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property;

     (xvi) All supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of the Debtor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes, and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained;

    (xvii) All Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

   (xviii) All Proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof;

all of the foregoing being herein sometimes referred to as the "Collateral". All terms capitalized in this Section 12 that are defined in the Uniform Commercial Code as enacted in the State of New York effective July 1, 2001 (as the same may be amended from time to time, the "UCC") shall have the same meanings herein as such terms are defined in the UCC. Where the context permits, any reference to "Collateral" shall be deemed to be a reference to "Collateral or any part thereof."


13.   Representations, Warranties and Covenants.

      The Guarantor represents, warrants and covenants to and with the Secured Party that:

      (a) except for the security interest granted to the Secured Party hereunder and except for Permitted Encumbrances, Guarantor (i) holds and will at all times continue to hold the Collateral free and clear of any and all liens, pledges, licenses, mortgages, security interests, claims, leases, charges, conditions, restrictions, assessments, conditional sales agreements, title retention agreements, options or any other encumbrance whatsoever, whether direct or indirect, contingent, accrued, absolute or otherwise (collectively, "Liens"), and (ii) without in any way diminishing the foregoing, will neither cause, permit or suffer to exist any other Lien on the Collateral;

      (b) the Guarantor (i) has good right and legal authority to encumber the Collateral as provided herein, guaranty the Liabilities and otherwise enter into and perform its obligations hereunder, and (ii) will defend its title or interest thereto or therein against any and all other Liens (providing that nothing in this paragraph (b) shall be deemed to authorize or permit any Liens, as further described in paragraph (a) above);

      (c) no consent or approval of any third party, of any governmental body or regulatory authority or of any securities exchange was, is or shall be necessary to the validity of the Lien effected hereby (other than any such consent or approval that shall have been obtained as required);

      (d) subject to the Bank Facility Lenders' Security Documents, the Lien created hereby is effective to vest in the Secured Party the rights of the Guarantor in the Collateral as set forth herein;

      (e) the execution, delivery and/or performance hereof by Guarantor will not (i) cause Guarantor to be in violation of, or constitute a material default under, the provisions of any agreement to which Guarantor is a party or by which Guarantor or its assets are bound,
            (ii) conflict with, or result in the breach of, any court judgment, decree or order of any governmental body to which Guarantor or its assets are subject, (iii) result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of the Guarantor, except as specifically contemplated by this Agreement;

      (f) all representations and warranties of the Guarantor contained in this Agreement shall survive the execution, delivery and performance of this Agreement until all applicable statutes of limitation have expired; and

      (g) without the prior written consent of the Secured Party, Guarantor shall not

            (i) maintain any of its books and records with respect to the Collateral at any location other than either the office listed in the first paragraph hereof or at its offices, or the offices of Mitel Networks Corporation, in Ottawa;

            (ii) maintain its principal place of business (or if it has more than one place of business, its chief executive office) at any place other than at the address set forth in the first paragraph hereof;

            (iii) (A) acquire any assets  outside of the United  States  (which, for greater certainty, consists of the District of Columbia and the 50 states and does not include territories and possessions of the United States), or (B) cause, suffer or permit the movement or relocation of any Collateral currently located in the United States to a location outside of the United States, other than bona fide sales of inventory, if any, in the ordinary course of business; provided that (subject to the provisions of the Credit Agreement) Guarantor shall deposit the proceeds of all of its sales into an account described in paragraph (v) below;

            (iv)  maintain any Securities Accounts; or

            (v) open, establish or maintain any deposit or other bank accounts except for those

                  (A) at financial institutions other than the Secured Party's home office or branches (foreign or domestic), or

                  (B) in the existing deposit account at Bank One located in Detroit, Michigan;

                  (C) at a deposit account at Harris Bank that is subject to a "control" agreement in all material respects identical to that previously entered into with Bank One;

                            provided that, with respect to the deposit accounts listed in (B) and (C) above, if at any time (1) Bank of Montreal, as agent for and on behalf of (i) the lenders under the Bank Facility Lenders' Security Documents, and (ii) EDC, does not have a first priority perfected security interest in, and

                            "control" (as defined in Section 9-104 of the UCC) of, such account and the contents thereof, or (2) either depository institution gives notice that it is terminating its "control agreement" with Bank of Montreal, then Guarantor shall promptly close such account and deliver the contents thereof to the Secured Party for holding in a cash collateral account (or other form reasonably satisfactory to the Secured Party). For greater certainty, nothing set forth in the preceding proviso shall prohibit a transfer by Bank One of all, but not less than all, of the funds in the deposit account described in (B) above to a deposit account described in (C) above; or

                  (vi) change its name, or the name under which it does business, or its organizational structure (i.e., Delaware corporation) from the name and form indicated in the first paragraph of this Agreement; and

            (h) all of the accounts receivable included in the Collateral represent proceeds of transactions conducted in the ordinary course of Guarantor's business for which Guarantor received reasonable consideration for the goods and services including, without limitation, all payments from Borrower to Guarantor with respect to goods and/or services provided to Borrower by Guarantor.

14.   Proceeds of Collateral; Delivery of Collateral.

      (a) Guarantor shall, upon the request of the Secured Party made after the occurrence of any Event of Default, instruct all account debtors and other Persons obligated in respect of all applicable Collateral (including without limitation Accounts, Instruments, Investment Property, General Intangibles and Payment Intangibles) to make all payments in respect thereof directly to the Secured Party (by instructing that such payments be remitted to such address specified by the Secured Party which shall be in the name and under the control of the Secured Party). In addition to the foregoing, Guarantor agrees that if the proceeds of any Collateral hereunder (including the payments made in respect of any of the foregoing collateral types) shall be received by it after the occurrence of any Event of Default, Guarantor shall as promptly as possible deliver such proceeds to the Secured Party. Until so delivered, all such proceeds shall be held in trust by Guarantor for and as the property of the Secured Party and shall not be commingled with any other funds or property of Guarantor. Upon any delivery of proceeds of Collateral hereunder, the Secured Party, in its sole discretion, may apply such proceeds (but is not so obligated to do so) against the amount outstanding under the Loans.

      (b) Guarantor shall cause the delivery to the Secured Party of any Collateral that is certificated Investment Property or is evidenced by an Instrument or Chattel Paper, with appropriate transfer powers or endorsements (as applicable).

15.   In  addition  to,  and not in  diminution  of, the  immediately  preceding
      Section 14, after the occurrence of an Event of Default:

(a) Guarantor shall, at the request of the Secured Party, assemble the Collateral owned, possessed or controlled by it at such place or places, reasonably convenient to the Secured Party, designated in its request;

(b) The Secured Party may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c) The Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted;

(d) The Secured Party in its discretion may, in its name or in the name of Guarantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

(e) (1) The Secured Party may, upon ten business days' prior written notice to Guarantor (or upon such shorter notice, or without notice, as may be permitted under the UCC) of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Secured Party or its agent, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Guarantor, any such demand, notice and right or equity being hereby expressly waived and released. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

      (2) The Secured Party shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to the immediately preceding paragraph conducted in a commercially reasonable manner. Guarantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Liabilities.

16.   Application of Proceeds of Sale.

      The proceeds of any sale of Collateral pursuant to Section 14 hereof, as well as any Collateral consisting of cash, shall be promptly applied by the Secured Party as follows:

      (a) FIRST, to payment of all reasonable costs and expenses incurred by the Secured Party in connection with such sale or otherwise in connection with this Agreement or any of the Liabilities, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Secured Party hereunder on behalf of the Guarantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

      (b) SECOND, to the payment in full of the Liabilities to the Secured Party in accordance with the Loan Agreement; and

      (c) THIRD, to the Guarantor, its successors and assigns, or as a court of competent jurisdiction may otherwise direct.

If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Section are insufficient to cover the costs and expenses of such realization and the payment in full of the Liabilities, Guarantor shall remain liable for any deficiency.

17.   Secured Party Appointed Attorney-in-Fact.

      Effective only after an Event of Default, Guarantor hereby appoints the Secured Party the attorney-in-fact of the Guarantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Secured Party shall have the right, upon the occurrence of an Event of Default, with full power of substitution either in the Secured Party's name or in the name of the Guarantor, to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due and under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Guarantor representing any interest or dividend, or other distribution payable in respect of the Collateral or any part thereof for or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or preceding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same: provided, however, that nothing herein contained shall be construed as requiring or obligating the Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Secured Party or omitted to be taken with respect to the Collateral shall give rise to any cause of action against the Secured Party, except in the case of the gross negligence or willful misconduct of the Secured Party.

18.   No Waiver.

      No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Secured Party shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by it.

19.   Notices.

      Any notices, demands, certifications, requests, communications or the like required to be given hereunder shall be in writing and shall be deemed to have been validly served, given or delivered upon delivery thereof by messenger or courier service to the respective party at the address first set forth above or at such other address as such party may for itself designate in writing in a like manner for the purpose of receiving notices hereunder.

20.   Further Assurances.

      Guarantor agrees to execute and deliver to Secured Party (and hereby authorizes Secured Party to file, in the case of (i) below, as described below in this paragraph) such further agreements, assignments, instruments and documents, and to do all such other things, as Secured Party may reasonably deem necessary or appropriate to assure Secured Party of the effectiveness of its Lien hereunder, including without limitation, (i) such financing statements (including amendments to financing statements) or other instruments and documents as Secured Party may from time to time reasonably require to comply with the UCC and any other applicable law, and (ii) such patent, trademark, and copyright assignment agreements as Secured Party may from time to time reasonably require to comply with the filing requirements of the United States Patent and Trademark Office and the United States Copyright Office, and (iii) such agreements with respect to all Deposit Accounts, Securities Accounts, Letter-of-Credit Rights, and electronic Chattel Paper, as are required to perfect security interests and maintain priority under the UCC, and to use commercially reasonable efforts to cause the relevant depository institutions, financial intermediaries, and letter of credit issuers to execute and deliver such control agreements, as Secured Party may from time to time reasonably require. Guarantor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement or amendment thereto is sufficient for filing as a financing statement by Secured Party without notice thereof to Guarantor wherever Guarantor in its sole discretion desires to file the same. Guarantor hereby authorizes Secured Party to file any and all financing statements covering the Collateral or any part thereof as Secured Party may require, including financing statements describing the Collateral as "all assets" or "all personal property" or words of like meaning.

Secured Party may order lien searches from time to time against any Guarantor and the Collateral, and Guarantor shall promptly reimburse Secured Party for all reasonable costs and expenses incurred in connection with such lien searches. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral or any part thereof (including pursuant to Section 9-301 of the UCC), or the respective rights and/or priorities therein, Guarantor agrees to execute and deliver all such instruments and documents and to do all such other things as Secured Party deems necessary or appropriate to preserve, protect and enforce the security interest of Secured Party under the laws of such other jurisdiction.

21.   Binding Agreement; Assignments.

      This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Guarantor shall not be permitted to assign this Agreement or any interests herein or in the Collateral, or any part thereof, or any cash or property held by the Secured Party as Collateral under this Agreement without the prior written consent of the Secured Party, which may be withheld in the sole discretion of the Secured Party.

22.   Modification.

      No modification, amendment or waiver of any provision of this Agreement nor any consent to any departure by the Guarantor or Secured Party herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party and the Guarantor and then such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.

23.   Governing Law.

      This Agreement shall be construed in accordance with the governed by the laws of the State of New York.

24.   Jurisdiction

      (a) Any legal proceeding with respect to this Guarantee may be brought by the Secured Party in the federal courts of the United States of America or the state courts of New York sitting in the District of Manhattan, the courts of the Province of Ontario, Canada or in the courts of any jurisdiction where the Guarantor may have assets or carries on business or where payments are to be made hereunder, as the Secured Party may elect in its sole discretion, and the Guarantor irrevocably submits to the non-exclusive jurisdiction of each such court and acknowledges its competence. The Guarantor hereby irrevocably waives any objection that it may have to the laying of venue of any such legal proceeding in any of the aforesaid courts, and, to the fullest extent permitted by applicable law, any defense that such legal proceeding has been brought in an inconvenient forum. The Guarantor agrees that a final judgment against it in any such legal proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment (a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and of the amount of the Guarantor's obligation) or by such other means as may be provided by law.

      (b) The Guarantor hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the courts of the Province of Ontario may be made upon it by service upon Mitel Networks Corporation (the "Process Agent"), presently having an office at 350 Legget Drive, Ottawa, Ontario K2K 2W7, Canada telephone no. (613) 592-2122, ext. 4431, telefax no. (613) 591-2320, and the Guarantor hereby confirms and agrees that the Process Agent is its true and lawful agent and attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Guarantor will not impair or affect the validity of such service or of any judgment based thereon. If for any reason Mitel Networks Corporation ceases to act, or to be able to act, as a Process Agent as contemplated hereby, the Guarantor will appoint a substitute therefor acceptable to the Secured Party and agrees to maintain at all times an agent in Canada to act as its Process Agent. The Guarantor hereby further irrevocably consents to the service of process in any action or proceeding by the mailing thereof, by the Secured Party, by registered or certified mail, postage prepaid, to the Guarantor at the address given herein or for the purposes of this Agreement.

      (c) Nothing herein shall in any way be deemed to limit the ability of the Secured Party to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Guarantor in such other jurisdictions, and in such manner, as may be permitted by applicable law.

      To the extent that the Guarantor may be entitled to the benefit of any provision of law requiring the Secured Party, in any action or proceeding brought in a court of the United States or other jurisdiction in connection with this Agreement, to post security for litigation costs or otherwise post a performance bond or similar security, the Guarantor hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of the United States or, as the case may be, such other jurisdiction.

      25.   Severability.

      In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

26.   Counterparts.

      This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

27.   Section Headings.

      Section headings used herein are for convenience only and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.

28.   Definitions Generally.

      Unless otherwise defined herein, each terms capitalized herein but not defined herein shall have the meaning set forth for such term in the Loan Agreement.

29.   Recitals.

      The recitals hereto are incorporated herein by reference as if set forth at length herein.

30.   Disclosure.

      Notwithstanding anything to the contrary herein, the Guarantor agrees to EDC's disclosure, following the date of this Guarantee, of the following information: the name of the Borrower, the name of the Guarantor, the EDC financial service provided and the date of the related agreement, a general description of the transaction (including country), the amount of EDC support in an approximate dollar range and the name of the Exporter.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        MITEL NETWORKS SOLUTIONS, INC.
                                        by
                                           -------------------------------------
                                           Name:    Ed Silberhorn
                                           Title:   Corporate Secretary

                                        EXPORT DEVELOPMENT CANADA
                                        by
                                           -------------------------------------
                                           Name:
                                           Title:

                                        by:
                                            ------------------------------------
                                            Name:
                                            Title:

                        GUARANTEE AND SECURITY AGREEMENT

      GUARANTEE AND SECURITY AGREEMENT (this "Agreement"), dated as of March 4, 2003 by and between MITEL NETWORKS, INC., a Delaware corporation, having its principal office at Suite 400, 205 Van Buren Street, Herndon, Virginia, USA 20170-5336 (the "Guarantor") and EXPORT DEVELOPMENT CANADA, a corporation created by an Act of the Parliament of Canada, having its head office at 151 O'Connor Street, Ottawa K1A 1K3 (the "Secured Party") as the lender under the loan agreement dated as of March 4, 2003 (as amended, restated or supplemented from time to time, the "Loan Agreement") between Mitel Networks Limited, a private company limited by shares incorporated in England and Wales (the "Borrower") and the Secured Party.

                               W I T N E S E T H:

      WHEREAS, Guarantor is a wholly-owned subsidiary of the Borrower;

      WHEREAS, EDC has agreed to lend the Borrower up to GBP4,100,000 under the Loan Agreement to finance the acquisition by the Borrower of certain Goods and Services (as such term is defined in the Loan Agreement);

      WHEREAS, Guarantor will benefit from the credit extended under the Loan Agreement, if any (collectively, the "Loans") in the form of Borrower's on-lending or capital contributions of a significant amount of the Loans in support of the business of Guarantor and the continued liquidity made available to Borrower and, indirectly, to Guarantor; and

      WHEREAS, the Secured Party's willingness and agreement to make the Loan available to Borrower under the Loan Agreement was conditioned upon the execution and delivery by the Guarantor in favour of the Secured Party of this Agreement to secure the due and punctual payment by Borrower of the principal of and interest on the Loan from time to time when and as the same is due and of all other amounts payable by Borrower under the Loan Agreement, if any (collectively, the "Liabilities").

      NOW, THEREFORE, in consideration of the covenants contained herein, and other good and valuable consideration the receipt of which is acknowledged by each party hereto, the Guarantor and the Secured Party hereby agree as follows:

1.    Guarantee.

      FOR VALUE RECEIVED, and in order to induce the Secured Party to grant, extend or continue credit or other financial accommodations to Borrower, the Guarantor unconditionally and irrevocably guarantees to the Secured Party and its successors and assigns the complete and punctual payment when due (whether at the stated maturity or earlier by acceleration or otherwise) of all Liabilities, whether characterized as principal, premium, interest, additional interest, fees, expenses or otherwise.

2.    Certain Rights of Secured Party.

      At any time and from time to time (and whether once or more than once), without the necessity of any reservation of rights against the Guarantor and without notice to, demand on or further assent by the Guarantor or any other person: (a) any of the Liabilities or the obligations of any other guarantor of the Liabilities may be changed, renewed, extended, continued, accelerated, surrendered, compromised, subordinated, waived or released, in whole or in part, or any default with respect thereto waived or any demand for payment with respect thereto rescinded; (b) the Secured Party may set off, refrain from setting off or release, in whole or in part, may take or refrain from taking or perfecting any security interest in any collateral security and may exercise or refrain from exercising any right against Borrower or any other person; (c) the Secured Party may extend or refrain from extending further credit or financial accommodations in any manner whatsoever to, may accept compositions from and may otherwise generally deal with Borrower and any other person and with any collateral security as the Secured Party may see fit; and (d) the Secured Party may apply all moneys at any time received from Borrower or any other person or from any collateral security in such manner, in such amounts and against such part of the Liabilities as the Secured Party considers best and change any such application in whole or in part as the Secured Party may see fit. All of these actions may be taken without in any way limiting, diminishing or affecting the Guarantor's liability under this Agreement and without imposing any obligation of trust on the Secured Party, and no loss of or in respect of any collateral security, whether caused by the fault of the Secured Party or otherwise, shall in any way limit, diminish or affect the Guarantor's liability under this Agreement.

3.    Liability of Guarantor Unconditional.

      This Agreement is a guaranty of payment and not merely of collection. The Guarantor's liability under this Agreement and the grant of the security interest in the Collateral (as defined in Section 11 hereof) are absolute and unconditional and shall not be limited, diminished or affected by the happening from time to time of any event, including (but not limited to) any event described in Section 2 of this Agreement or any of the following events, whether or not any such event occurs with notice to or with the consent of the Guarantor or once or more than once:

      (a) the waiver, surrender, compromise, settlement, discharge, release or termination of any or all of the Liabilities;

      (b)   the failure to give any notice to Borrower;

      (c) the extension of the time for payment or performance of any of the Liabilities;

      (d) the change (whether or not material) of the terms of the Loan Agreement or any other document or instrument relating to the Liabilities (a "Document");

      (e) the taking of or failure to take any action referred to in any Document;

      (f) the illegality, invalidity, unenforceability (including, but not limited to, by reason of any statute of limitations or automatic stay) or irregularity of any of the Liabilities or any Document;

      (g) any failure, omission, delay or lack of diligence on the part of the Secured Party in the enforcement, assertion or exercise of any right, power or remedy conferred on the Secured Party under any Document, or the inability of the Secured Party to enforce any provision of any Document for any reason, or any other act or omission on the part of the Secured Party (other than any act or omission involving the gross negligence or wilful misconduct of the Secured Party), including (but not limited to) failure by the Secured Party to perfect or protect any lien or security interest granted to the Secured Party, to commence and prosecute any action to collect the Liabilities or to enforce or collect any judgment obtained by the Secured Party;

      (h) the dissolution or liquidation of Borrower, the sale or other disposition of all or substantially all of the assets of Borrower, the marshalling of assets and liabilities of Borrower or the existence of receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, arrangement, adjustment, composition or other similar proceedings affecting Borrower; and

      (i) any other event, action or circumstance that could otherwise result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Agreement.

4.    Waiver of Notice.

      The Guarantor waives all notices of the creation, renewal, extension or accrual of any of the Liabilities and notice or proof of reliance by the Secured Party on this Agreement or acceptance of this Agreement. The Liabilities shall conclusively be considered to have been created, contracted or incurred in reliance on this Agreement, and all dealings between Borrower and the Secured Party shall likewise be conclusively presumed to have been had or consummated in reliance on this Agreement. Except as otherwise provided herein and in the Documents, the Guarantor also waives (to the extent permitted by applicable law) all requirements of notice, presentment, protest or demand on it, Borrower or any other person, all other notices and demands whatsoever relating to the Liabilities and any requirement that the Secured Party file a claim with a court in any bankruptcy or similar proceedings of Borrower or first proceed against Borrower or any other person or first realize on any collateral security held by it or otherwise exhaust any right, power or remedy under any Document or against Borrower or any other person before proceeding against the Guarantor under this Agreement. The Secured Party shall have no responsibility to notify the Guarantor of Borrower's financial condition or Borrower's incurrence or performance of the Liabilities.

5.    Continuing Agreement.

      This Agreement is a continuing agreement, and shall not terminate or be discharged until the performance and indefeasible payment in full of all of the Liabilities. If demand for, or acceleration of the time for, payment by Borrower to the Secured Party of any of the Liabilities is stayed upon the insolvency, bankruptcy, reorganization or proposed compromise or arrangement with creditors of Borrower, all Liabilities of which payment or performance is stayed that would otherwise be subject to the demand for payment or acceleration shall nonetheless be payable by the Guarantor immediately on demand by the Secured Party. Upon termination of this Agreement, the Secured Party shall reassign and deliver to the Guarantor, or to such person or persons as the Guarantor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Secured Party pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse to or warranty by the Secured Party and at the expense of the Guarantor.

6.    Reinstatement.

      This Agreement shall continue to be effective, or shall be reinstated, if at any time payment, or any part thereof, of any of the Liabilities is rescinded or must otherwise be returned by the Secured Party for any reason whatsoever (including, but not limited to, the bankruptcy, insolvency, dissolution, liquidation or reorganization of Borrower or any other person), all as though such payment had not been received by the Secured Party.

7.    Subordination.

      All indebtedness, obligations, liabilities and other amounts due, of whatever nature, of Borrower to the Guarantor (the "Subordinated Debt"), whether now existing or hereafter incurred, whether created directly or acquired by the Guarantor by assignment or otherwise, whether matured or unmatured, whether absolute or contingent, whether characterized as principal, premium, interest, additional interest, fees, expenses or otherwise and whether Borrower is bound alone or with any others or as principal or as surety, shall be subject and subordinate to the Liabilities, and, upon the occurrence of an Event of Default, all moneys received by the Guarantor in respect of the Subordinated Debt shall immediately on the Secured Party's demand be paid over to the Secured Party. This subordination is independent of the guaranty provided in this Agreement and shall remain in full force and effect notwithstanding any decrease in the Guarantor's liability under this Agreement. The Guarantor hereby undertakes to execute such additional documents and instruments and to do such additional acts as may be necessary or desirable (in the sole discretion opinion of the Secured Party reasonably exercised) in order to carry out, complete or perfect this subordination.

8.    Limit on Subrogation.

      Until the Secured Party has received and retained indefeasible payment in full of all Liabilities, no payment by the Guarantor pursuant to any provision of this Agreement or other satisfaction of the Guarantor's liability under this Agreement shall entitle the Guarantor, by subrogation or otherwise, to any right or remedy against Borrower and the Guarantor waives any such right it may have.

9.    Costs, Expenses, Etc.

      The Guarantor agrees to pay on demand all losses, costs, expenses (including, but not limited to, reasonable attorneys' fees) and damages incurred by the Secured Party in connection with the preparation of this Agreement or any amendment, waiver or consent with respect to this Agreement, in connection with any rescission, reinstatement or return referred to in Section 6 of this Agreement, in enforcing or attempting to enforce this Agreement or any other guaranty of the Liabilities or in protecting the Secured Party's rights under this Agreement or any other guaranty of the Liabilities following any default by the Guarantor under this Agreement, whether the Secured Party's rights are enforced by suit or otherwise.

9.1   Taxes.

      (a) Taxes Payable by the Guarantor. If any tax is required to be withheld or deducted from, or is otherwise payable by the Guarantor in connection with, any payment to the Secured Party hereunder, the Guarantor (i) shall, if required, withhold or deduct the amount of such tax from such payment and, in any case, pay such tax to the appropriate taxing authority in accordance with the tax law and (ii) shall pay to the Secured Party such additional amounts as may be necessary so that the net amount received by the Secured Party with respect to such payment, after withholding or deducting all taxes (other than any net income, net profits, gross receipts or franchise tax imposed upon the Secured Party in Canada, hereinafter referred to as "Bank Taxes") required to be withheld or deducted, is equal to the full amount payable hereunder. If any tax is withheld or deducted from, or is otherwise payable by the Guarantor in connection with, any payment payable to the Secured Party hereunder, the Guarantor shall, as soon as possible after the date of such payment, furnish to the Secured Party, as applicable, the original or a certified copy of a receipt for such tax from the applicable taxing authority.

      (b) Taxes Payable by the Secured Party. The Guarantor shall, promptly upon request by the Secured Party for the payment thereof, pay to the Secured Party, as the case may be (i) all taxes (other than Bank Taxes) payable by the Secured Party with respect to any payment due to the Secured Party, and (ii) all taxes (including Bank Taxes) payable by the Secured Party as a result of payments made by the Guarantor (whether made to a taxing authority or to the Secured Party, pursuant to this Section 9.1).

      (c) Credits and Deductions. If the Secured Party is, in its sole discretion, able to apply for any credit, deduction or other reduction in Bank Taxes by reason of any payment made by the Guarantor under Section 9.1(a) or
(b), the Secured Party shall use reasonable efforts to obtain such credit, deduction or other reduction and, upon receipt thereof, will pay to the Guarantor such amount, not exceeding the increased amount paid by the Guarantor, as is equal to the net after-tax value to the Secured Party in its sole discretion, of such part of such credit, deduction or other reduction as it considers to be allocable to such payment by the Guarantor, having regard to all of the Secured Party's dealings giving rise to similar credits, deductions or other reductions in relation to the same tax period and to the cost of obtaining the same;

provided, however, that (i) the Secured Party shall not be obligated to disclose to the Guarantor any information regarding its tax affairs or computations and
(ii) nothing in this Section 9.1(c) shall interfere with the right of the Secured Party to arrange its tax affairs as it deems appropriate.

10.   Liabilities Additional.

      This Agreement and the Guarantor's liability under this Agreement are in addition to and not in substitution for (a) any other collateral security, by whomsoever given, at any time held by the Secured Party and (b) any present or future obligation of the Guarantor or any other obligor to the Secured Party incurred otherwise than under this Agreement, whether the Guarantor or such other obligor is bound with or apart from Borrower.

11.   Place and Manner of Payment.

      The  Guarantor  agrees  to  make  any  payment  required  of it  hereunder forthwith upon the written demand of the Secured Party without set-off or counterclaim at Bank of America, London Branch, London, England, for the credit of Export Development Canada, London Sort Code 165050, SWIFT BOFAGB22, account number 45447019 or to such other account or at such other place in England as the Secured Party may from time to time notify the Guarantor in writing not less then ten (10) days prior to the relevant date. The Guarantor agrees to instruct its bank to provide to the Secured Party a copy of its payment instructions (including its transfer reference number), showing how funds are being transferred, by telefax at number (613) 598-2514.

12.   Security Interest.

      As security from the Guarantor for the payment and performance in full of the Liabilities, the Guarantor hereby transfers, grants, bargains, conveys, hypothecates, pledges, sets over, delivers and confirms unto the Secured Party, and grants to the Secured Party a security interest in its right, title and interest in the following (the "Collateral"), whether now owned or hereinafter acquired:

       (i) Accounts (including Health-Care-Insurance Receivables, if any) howsoever arising in connection with the sale or lease of goods or services by the Guarantor to customers located in the United States or Canada;

      (ii)  Chattel Paper;

     (iii)  Instruments (including Promissory Notes);

      (iv)  Documents;

       (v) General Intangibles (including without limitation Payment Intangibles, Software, contract rights, credits, claims, demands, debts, choses in action, trade-marks, patents, and all other intellectual property);

      (vi)  Letter-of-Credit Rights;

     (vii)  Supporting Obligations;

    (viii)  Deposit Accounts;

      (ix)  Investment Property  (including without limitation  certificated and
            uncertificated    Securities),    Securities   Accounts,    Security
            Entitlements, Commodity Accounts, and Commodity Contracts);

       (x)  Inventory;

      (xi)  Equipment   (including  all  software,   whether  or  not  the  same
            constitutes embedded software, used in the operation thereof);

     (xii) Money, including without limitation amounts deposited into escrow or with third parties;

    (xiii)  Fixtures;

     (xiv) All rights to merchandise and other goods (including rights to returned or repossessed Goods and rights of stoppage in transit) which is represented by, arises from, or relates to any of the foregoing;

      (xv) All personal property and interests in personal property of the Debtor of any kind or description now held by Secured Party or at any time hereafter transferred or delivered to, or coming into the possession, custody, or control of, Secured Party, or any agent or affiliate of Secured Party, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property;

     (xvi) All supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of the Debtor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes, and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained;

    (xvii) All Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

   (xviii) All Proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof;

all of the foregoing being herein sometimes referred to as the "Collateral". All terms capitalized in this Section 12 that are defined in the Uniform Commercial Code as enacted in the State of New York effective July 1, 2001 (as the same may be amended from time to time, the "UCC") shall have the same meanings herein as such terms are defined in the UCC. Where the context permits, any reference to "Collateral" shall be deemed to be a reference to "Collateral or any part thereof."

13.   Representations, Warranties and Covenants.

      The Guarantor represents, warrants and covenants to and with the Secured Party that:

      (a) except for the security interest granted to the Secured Party hereunder and except for Permitted Encumbrances, Guarantor (i) holds and will at all times continue to hold the Collateral free and clear of any and all liens, pledges, licenses, mortgages, security interests, claims, leases, charges, conditions, restrictions, assessments, conditional sales agreements, title retention agreements, options or any other encumbrance whatsoever, whether direct or indirect, contingent, accrued, absolute or otherwise (collectively, "Liens"), and (ii) without in any way diminishing the foregoing, will neither cause, permit or suffer to exist any other Lien on the Collateral;

      (b) the Guarantor (i) has good right and legal authority to encumber the Collateral as provided herein, guaranty the Liabilities and otherwise enter into and perform its obligations hereunder, and (ii) will defend its title or interest thereto or therein against any and all other Liens (providing that nothing in this paragraph (b) shall be deemed to authorize or permit any Liens, as further described in paragraph (a) above);

      (c) no consent or approval of any third party, of any governmental body or regulatory authority or of any securities exchange was, is or shall be necessary to the validity of the Lien effected hereby (other than any such consent or approval that shall have been obtained as required);

      (d) subject to the Bank Facility Lenders' Security Documents, the Lien created hereby is effective to vest in the Secured Party the rights of the Guarantor in the Collateral as set forth herein;

      (e) the execution, delivery and/or performance hereof by Guarantor will not (i) cause Guarantor to be in violation of, or constitute a material default under, the provisions of any agreement to which Guarantor is a party or by which Guarantor or its assets are bound,
            (ii) conflict with, or result in the breach of, any court judgment, decree or order of any governmental body to which Guarantor or its assets are subject, (iii) result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of the Guarantor, except as specifically contemplated by this Agreement;

      (f) all representations and warranties of the Guarantor contained in this Agreement shall survive the execution, delivery and performance of this Agreement until all applicable statutes of limitation have expired; and

      (g) without the prior written consent of the Secured Party, Guarantor shall not

             (i) maintain any of its books and records with respect to the Collateral at any location other than either the office listed in the first paragraph hereof or at its offices, or the offices of Mitel Networks Corporation, in Ottawa;

            (ii) maintain its principal place of business (or if it has more than one place of business, its chief executive office) at any place other than at the address set forth in the first paragraph hereof;

           (iii) (A) acquire any assets outside of the United States (which, for greater certainty, consists of the District of Columbia and the 50 states and does not include territories and possessions of the United States), or (B) cause, suffer or permit the movement or relocation of any Collateral currently located in the United States to a location outside of the United States, other than bona fide sales of inventory, if any, in the ordinary course of business; provided that (subject to the provisions of the Credit Agreement) Guarantor shall deposit the proceeds of all of its sales into an account described in paragraph (v) below;

            (iv)  maintain any Securities Accounts; or

             (v) open, establish or maintain any deposit or other bank accounts except for those

                  (A) at financial institutions other than the Secured Party's home office or branches (foreign or domestic), or

                  (B) in the existing deposit account at Bank One located in Detroit, Michigan;

                  (C) at a deposit account at Harris Bank that is subject to a "control" agreement in all material respects identical to that previously entered into with Bank One;

                              provided that, with respect to the deposit accounts listed in (B) and (C) above, if at any time (1) Bank of Montreal, as agent for and on behalf of (i) the lenders under the Bank Facility Lenders' Security Documents, and (ii) EDC, does not have a first priority perfected security interest in, and

                              "control" (as defined in Section 9-104 of the UCC) of, such account and the contents thereof, or (2) either depository institution gives notice that it is terminating its "control agreement" with Bank of Montreal, then Guarantor shall promptly close such account and deliver the contents thereof to the Secured Party for holding in a cash collateral account (or other form reasonably satisfactory to the Secured Party). For greater certainty, nothing set forth in the preceding proviso shall prohinbit a transfer by Bank One of all, but not less than all, of the funds in the deposit account described in (B) above to a deposit account described in (C) above; or

            (vi) change its name, or the name under which it does business, or its organizational structure (i.e., Delaware corporation) from the name and form indicated in the first paragraph of this Agreement; and

      (h) all of the accounts receivable included in the Collateral represent proceeds of transactions conducted in the ordinary course of
            Guarantor's business for which Guarantor received reasonable consideration for the goods and services including, without limitation, all payments from Borrower to Guarantor with respect to goods and/or services provided to Borrower by Guarantor.

14.   Proceeds of Collateral; Delivery of Collateral.

      (a) Guarantor shall, upon the request of the Secured Party made after the occurrence of any Event of Default, instruct all account debtors and other Persons obligated in respect of all applicable Collateral (including without limitation Accounts, Instruments, Investment Property, General Intangibles and Payment Intangibles) to make all payments in respect thereof directly to the Secured Party (by instructing that such payments be remitted to such address specified by the Secured Party which shall be in the name and under the control of the Secured Party). In addition to the foregoing, Guarantor agrees that if the proceeds of any Collateral hereunder (including the payments made in respect of any of the foregoing collateral types) shall be received by it after the occurrence of any Event of Default, Guarantor shall as promptly as possible deliver such proceeds to the Secured Party. Until so delivered, all such proceeds shall be held in trust by Guarantor for and as the property of the Secured Party and shall not be commingled with any other funds or property of Guarantor. Upon any delivery of proceeds of Collateral hereunder, the Secured Party, in its sole discretion, may apply such proceeds (but is not so obligated to do so) against the amount outstanding under the Loans.

      (b) Guarantor shall cause the delivery to the Secured Party of any Collateral that is certificated Investment Property or is evidenced by an Instrument or Chattel Paper, with appropriate transfer powers or endorsements (as applicable).

15.   In  addition  to,  and not in  diminution  of, the  immediately  preceding
      Section 14, after the occurrence of an Event of Default:

      (a) Guarantor shall, at the request of the Secured Party, assemble the Collateral owned, possessed or controlled by it at such place or places, reasonably convenient to the Secured Party, designated in its request;

      (b) The Secured Party may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

      (c) The Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted;

      (d) The Secured Party in its discretion may, in its name or in the name of Guarantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

      (e) (1) The Secured Party may, upon ten business days' prior written notice to Guarantor (or upon such shorter notice, or without notice, as may be permitted under the UCC) of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Secured Party or its agent, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Guarantor, any such demand, notice and right or equity being hereby expressly waived and released. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

            (2) The Secured Party shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to the immediately preceding paragraph conducted in a commercially reasonable manner. Guarantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Liabilities.

16.   Application of Proceeds of Sale.

      The proceeds of any sale of Collateral pursuant to Section 14 hereof, as well as any Collateral consisting of cash, shall be promptly applied by the Secured Party as follows:

      (a) FIRST, to payment of all reasonable costs and expenses incurred by the Secured Party in connection with such sale or otherwise in connection with this Agreement or any of the Liabilities, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Secured Party hereunder on behalf of the Guarantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

      (b) SECOND, to the payment in full of the Liabilities to the Secured Party in accordance with the Loan Agreement; and

      (c) THIRD, to the Guarantor, its successors and assigns, or as a court of competent jurisdiction may otherwise direct.

If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Section are insufficient to cover the costs and expenses of such realization and the payment in full of the Liabilities, Guarantor shall remain liable for any deficiency.

17.   Secured Party Appointed Attorney-in-Fact.

      Effective only after an Event of Default, Guarantor hereby appoints the Secured Party the attorney-in-fact of the Guarantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Secured Party shall have the right, upon the occurrence of an Event of Default, with full power of substitution either in the Secured Party's name or in the name of the Guarantor, to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due and under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Guarantor representing any interest or dividend, or other distribution payable in respect of the Collateral or any part thereof for or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or preceding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same: provided, however, that nothing herein contained shall be construed as requiring or obligating the Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Secured Party or omitted to be taken with respect to the Collateral shall give rise to any cause of action against the Secured Party, except in the case of the gross negligence or willful misconduct of the Secured Party.

18.   No Waiver.

      No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Secured Party shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by it.

19.   Notices.

      Any notices, demands, certifications, requests, communications or the like required to be given hereunder shall be in writing and shall be deemed to have been validly served, given or delivered upon delivery thereof by messenger or courier service to the respective party at the address first set forth above or at such other address as such party may for itself designate in writing in a like manner for the purpose of receiving notices hereunder.

20.   Further Assurances.

      Guarantor agrees to execute and deliver to Secured Party (and hereby authorizes Secured Party to file, in the case of (i) below, as described below in this paragraph) such further agreements, assignments, instruments and documents, and to do all such other things, as Secured Party may reasonably deem necessary or appropriate to assure Secured Party of the effectiveness of its Lien hereunder, including without limitation, (i) such financing statements (including amendments to financing statements) or other instruments and documents as Secured Party may from time to time reasonably require to comply with the UCC and any other applicable law, and (ii) such patent, trademark, and copyright assignment agreements as Secured Party may from time to time reasonably require to comply with the filing requirements of the United States Patent and Trademark Office and the United States Copyright Office, and (iii) such agreements with respect to all Deposit Accounts, Securities Accounts, Letter-of-Credit Rights, and electronic Chattel Paper, as are required to perfect security interests and maintain priority under the UCC, and to use commercially reasonable efforts to cause the relevant depository institutions, financial intermediaries, and letter of credit issuers to execute and deliver such control agreements, as Secured Party may from time to time reasonably require. Guarantor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement or amendment thereto is sufficient for filing as a financing statement by Secured Party without notice thereof to Guarantor wherever Guarantor in its sole discretion desires to file the same. Guarantor hereby authorizes Secured Party to file any and all financing statements covering the Collateral or any part thereof as Secured Party may require, including financing statements describing the Collateral as "all assets" or "all personal property" or words of like meaning.

Secured Party may order lien searches from time to time against any Guarantor and the Collateral, and Guarantor shall promptly reimburse Secured Party for all reasonable costs and expenses incurred in connection with such lien searches. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral or any part thereof (including pursuant to Section 9-301 of the UCC), or the respective rights and/or priorities therein, Guarantor agrees to execute and deliver all such instruments and documents and to do all such other things as Secured Party deems necessary or appropriate to preserve, protect and enforce the security interest of Secured Party under the laws of such other jurisdiction.

21.   Binding Agreement; Assignments.

      This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Guarantor shall not be permitted to assign this Agreement or any interests herein or in the Collateral, or any part thereof, or any cash or property held by the Secured Party as Collateral under this Agreement without the prior written consent of the Secured Party, which may be withheld in the sole discretion of the Secured Party.

22.   Modification.

      No modification, amendment or waiver of any provision of this Agreement nor any consent to any departure by the Guarantor or Secured Party herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party and the Guarantor and then such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.

23.   Governing Law.

      This Agreement shall be construed in accordance with the governed by the laws of the State of New York.

24.   Jurisdiction

      (d) Any legal proceeding with respect to this Guarantee may be brought by the Secured Party in the federal courts of the United States of America or the state courts of New York sitting in the District of Manhattan, the courts of the Province of Ontario, Canada or in the courts of any jurisdiction where the Guarantor may have assets or carries on business or where payments are to be made hereunder, as the Secured Party may elect in its sole discretion, and the Guarantor irrevocably submits to the non-exclusive jurisdiction of each such court and acknowledges its competence. The Guarantor hereby irrevocably waives any objection that it may have to the laying of venue of any such legal proceeding in any of the aforesaid courts, and, to the fullest extent permitted by applicable law, any defense that such legal proceeding has been brought in an inconvenient forum. The Guarantor agrees that a final judgment against it in any such legal proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment (a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and of the amount of the Guarantor's obligation) or by such other means as may be provided by law.

      (e) The Guarantor hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the courts of the Province of Ontario may be made upon it by service upon Mitel Networks Corporation (the "Process Agent"), presently having an office at 350 Legget Drive, Ottawa, Ontario K2K 2W7, Canada telephone no. (613) 592-2122, ext. 4431, telefax no. (613) 591-2320, and the Guarantor hereby confirms and agrees that the Process Agent is its true and lawful agent and attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Guarantor will not impair or affect the validity of such service or of any judgment based thereon. If for any reason Mitel Networks Corporation ceases to act, or to be able to act, as a Process Agent as contemplated hereby, the Guarantor will appoint a substitute therefor acceptable to the Secured Party and agrees to maintain at all times an agent in Canada to act as its Process Agent. The Guarantor hereby further irrevocably consents to the service of process in any action or proceeding by the mailing thereof, by the Secured Party, by registered or certified mail, postage prepaid, to the Guarantor at the address given herein or for the purposes of this Agreement.

      (f) Nothing herein shall in any way be deemed to limit the ability of the Secured Party to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Guarantor in such other jurisdictions, and in such manner, as may be permitted by applicable law.

      To the extent that the Guarantor may be entitled to the benefit of any provision of law requiring the Secured Party, in any action or proceeding brought in a court of the United States or other jurisdiction in connection with this Agreement, to post security for litigation costs or otherwise post a performance bond or similar security, the Guarantor hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of the United States or, as the case may be, such other jurisdiction.

25.   Severability.

      In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

26.   Counterparts.

      This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

27.   Section Headings.

      Section headings used herein are for convenience only and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.

28.   Definitions Generally.

      Unless otherwise defined herein, each terms capitalized herein but not defined herein shall have the meaning set forth for such term in the Loan Agreement.

29.   Recitals.

      The recitals hereto are incorporated herein by reference as if set forth at length herein.

30.   Disclosure.

      Notwithstanding anything to the contrary herein, the Guarantor agrees to EDC's disclosure, following the date of this Guarantee, of the following information: the name of the Borrower, the name of the Guarantor, the EDC financial service provided and the date of the related agreement, a general description of the transaction (including country), the amount of EDC support in an approximate dollar range and the name of the Exporter.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                      MITEL NETWORKS, INC.

                                      by
                                            ------------------------------------
                                            Name:  Ed Silberhorn
                                            Title: Corporate Secretary

                                      EXPORT DEVELOPMENT CANADA

                                      by
                                            ------------------------------------
                                            Name:
                                            Title:

                                      by:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     Sch C-1


Schedule "C" to the Loan Agreement No. 880-UK-24189 made between MITEL NETWORKS LIMITED and EXPORT DEVELOPMENT CANADA.

                          OPINION OF BORROWER'S COUNSEL

Form agreed to and delivered under separate cover.

                                     Sch D-1

Schedule "D" to the Loan Agreement No. 880-UK-24189 made between MITEL NETWORKS LIMITED and EXPORT DEVELOPMENT CANADA.

                         OPINION OF GUARANTOR'S COUNSEL
                          (Mitel Networks Corporation)

Form agreed to and delivered under separate cover.

                                     Sch D-1


Schedule "D" to the Loan Agreement No. 880-UK-24189 made between MITEL NETWORKS LIMITED and EXPORT DEVELOPMENT CANADA.

                         OPINION OF GUARANTOR'S COUNSEL
                              (Mitel Networks Inc.)

Form agreed to and delivered under separate cover.

                                     Sch D-1

Schedule "D" to the Loan Agreement No. 880-UK-24189 made between MITEL NETWORKS LIMITED and EXPORT DEVELOPMENT CANADA.

                         OPINION OF GUARANTOR'S COUNSEL
                        (Mitel Networks Solutions, Inc.)

Form agreed to and delivered under separate cover.

Schedule "E" to the Loan Agreement No. 880-UK-24189 made between MITEL NETWORKS LIMITED and EXPORT DEVELOPMENT CANADA.

                           GENERAL SECURITY AGREEMENT

      THIS AGREEMENT made as of the 4th day of March, 2003,

B E T W E E N:
                        EXPORT DEVELOPMENT CANADA,
                        a corporation  established by an Act
                        of the Parliament of Canada,

                        (hereinafter   referred  to  as  the
                        "Secured Party"),

                                                              OF THE FIRST PART,

                                     - and -

                        MITEL NETWORKS CORPORATION,
                        a corporation incorporated under the
                        laws of Canada,

                        (hereinafter   referred  to  as  the
                        "Debtor"),

                                                             OF THE SECOND PART.

      WHEREAS pursuant to a loan agreement (as amended, restated or supplemented from time to time, the "Loan Agreement") dated March 4, 2003 between Mitel Networks Limited ("MNL") and the Secured Party, the Secured Party agreed to advance monies to MNL;

      AND WHEREAS as security for all amounts owing at any time and from time to time by MNL pursuant to or by virtue of the Loan Agreement, the Debtor has executed and delivered to the Secured Party a guarantee dated March 4, 2003 (as amended, restated or supplemented from time to time, the "Guarantee") pursuant to which the Debtor has guaranteed to the Secured Party the payment and performance by MNL of its obligations pursuant to or by virtue of the Loan Agreement;

      THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, agreements, representations and warranties of the parties herein contained, the amount of Cdn. $10.00 now paid by each party to the other and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties agree as follows:

1.    Interpretation

1.1   Defined Terms.

      For the purpose of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

      (a) "Accounts" means all accounts, debts, dues, monetary demands, claims and choses in action relating thereto howsoever arising in connection with sale or lease of goods or services by the Debtor to customers located in the United States or Canada that are now due, owing or accruing due or that may hereafter become due, owing or accruing due to the Debtor and all claims of whatsoever nature or kind that the Debtor now or may hereafter have in connection with any such accounts, debts, dues, monetary demands, claims and choses in action, including claims against the Crown and claims under any and all insurance policies of the Debtor with respect to insurance on its accounts receivable, including, without limitation, insurance in respect of such accounts receivable provided by the Secured Party;

      (b) "Act" means the Personal Property Security Act (Ontario), as amended from time to time, or any legislation that may be substituted therefor (as any such substituted legislation may be amended from time to time);

      (c) "Business Day" means a day other than a Saturday, Sunday or a civic or statutory holiday in the Province of Ontario;

      (d) "Collateral" means, subject to Sections 2.3 and 2.4, any and all real and personal property in which a security interest can be taken, reserved, created or granted whether under the Act or otherwise, and which is now or hereafter owned by the Debtor or in which the Debtor now has or hereafter acquires any interest of any nature whatsoever, excluding Consumer Goods and Intellectual
            Property (as such term is defined in the Technology Partnerships Canada Agreement) but including, without in any way limiting the generality of the foregoing, all Equipment, fixtures, computer hardware and software, Inventory, Goods, Instruments, Securities, Documents of Title, Chattel Paper, Accounts, Money, contract rights, Intangibles, credits, claims, demands, debts, choses in action, trade-marks, patents, and all other intellectual property and all Proceeds, products and accessions from, of and to any thereof, and, where the context permits, any reference to "Collateral" shall be deemed to be a reference to "Collateral or any part thereof";

      (e)   "Contractual Rights" has the meaning given to it in Section 2.4;

      (f)   "Deficiency" means, at any time, the difference, if any, between:

            (i)   the aggregate of:

                  (A)   the amount of the Obligations at that time, and

                  (B)   the Reasonable Expenses incurred prior to that time; and

            (ii) the proceeds of disposition received by the Secured Party from a disposition of the Collateral in accordance with Section 7.1(g);

      (g)   "Event  of  Default"  has  the  meaning  given  to  it in  the  Loan
            Agreement;

      (h)   "Liens" has the meaning given to it in the Loan Agreement;

      (i) "Loan Agreement" has the meaning given to it in the first recital to this Agreement;

      (j) "Obligations" means all indebtedness, liabilities and obligations (whether direct, indirect, absolute, contingent or otherwise and whether in respect of principal or interest thereon) of MNL to the Secured Party existing, from time to time, and arising pursuant to the Loan Agreement or arising pursuant hereto;

      (k) "Permitted Encumbrances" has the meaning given to it in the Loan Agreement;

      (l) "Proceeds" means property in any form derived, directly or indirectly, from any dealing with the Collateral or other Proceeds and includes any Accounts arising from any sale, transfer or other dealing in any of the Collateral and any payment representing indemnity or compensation for loss or damage to the Collateral or other Proceeds, including, without limitation, insurance proceeds;

      (m) "Rate" shall mean a rate per annum equal to 1.75% in excess of the rate quoted or published at the relevant time by the Bank of Montreal as its prime rate of interest for Canadian dollar loans made in Canada, such rate to be calculated daily;

      (n) "Reasonable Expenses" means any and all reasonable expenses incurred from time to time by the Secured Party, or any Receiver, in the preparation of this Agreement, in the perfection or preservation of the Security Interest, in enforcing payment or performance of the Obligations or any part thereof or in locating, taking possession of, transporting, holding, repairing, processing, preparing for and arranging for the disposition of and/or disposing of the Collateral and any and all other reasonable expenses incurred by the Secured Party, or any Receiver, as a result of the Secured Party or such Receiver exercising any of its rights or remedies hereunder or under the Act including, without in any way limiting the generality of the foregoing, any and all reasonable legal expenses including those incurred in any legal action or proceeding or appeal therefrom commenced or taken in good faith by the Secured Party and any and all reasonable fees and disbursements of any solicitor, accountant or evaluator or a similar person employed by the Secured Party in connection with any of the foregoing and the costs of insurance and payment of taxes and other charges incurred in retaking, holding, repairing, processing and preparing for disposition and disposing of the Collateral;

      (o)   "Receiver" has the meaning attributed thereto in Section 7.1(m);

      (p)   "Security Interest" has the meaning given to it in Section 2.1; and

      (q) "Technology Partnerships Canada Agreement" means the Technology Partnerships Canada Agreement, executed by the parties on the ninth and tenth of October, 2002 between the Debtor, March Networks Corporation, Mitel Knowledge Corporation and Her Majesty the Queen in Right of Canada.

1.2   Number, Gender and Persons.

      In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.3   Currency.

      All monetary amounts in this Agreement refer to Canadian currency, unless otherwise stated.

1.4   Sections and Headings.

      The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

1.5   Applicable Law.

      This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario, and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

1.6   Successors and Assigns.

      This Agreement shall enure to the benefit of and be enforceable by the Secured Party and its successors and assigns and shall be binding upon the Debtor and its successors and permitted assigns. The Debtor may not assign any of its obligations hereunder without the prior written consent of the Secured Party.

1.7   Severability.

      To the extent permitted by law, if any provision herein is determined to be void, voidable or unenforceable, in whole or in part, such determination shall not affect or impair or be deemed to affect or impair the validity of any other provision hereof and all the provisions hereof are hereby declared to be separate, severable and distinct.

1.8   Meanings under the Act.

      All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Act.

2.    Security Interest

2.1   Creation of Security Interest.

      Subject to Sections 2.3 and 2.4, as continuing security for the due and timely payment and performance by MNL of the Obligations, the Debtor hereby grants to the Secured Party a security interest (the "Security Interest") in the Collateral.

2.2   Attachment.

      The Debtor and the Secured Party acknowledge and agree that value has been given for the granting of the Security Interest and that they have not agreed to postpone the time for attachment, except for after-acquired property forming part of the Collateral the attachment to which will occur forthwith upon the Debtor acquiring rights thereto.

2.3   Exception for Last Day of Leases.

      The Security Interest granted hereby does not and shall not extend to, and Collateral shall not include, the last day of the term of any lease or sub-lease, oral or written, or any agreement therefor, now held or hereafter acquired by the Debtor, but upon the sale of the leasehold interest or any part thereof the Debtor shall stand possessed of such last day in trust to assign the same as the Secured Party shall direct.

2.4   Exception for Contractual Rights.

      The Security Interest hereby granted does not and shall not extend to, and Collateral shall not include, any agreement, right, franchise, licence or permit (the "Contractual Rights") to which the Debtor is a party or of which the Debtor has the benefit, to the extent that the creation of the Security Interest herein would constitute a breach of the terms of or permit any person to terminate the Contractual Rights, but the Debtor shall hold its interest therein in trust for the Secured Party and shall assign such Contractual Rights to the Secured Party forthwith upon obtaining the consent of the other party thereto. The Debtor agrees that it shall, upon the request of the Secured Party, use all commercially reasonable efforts to obtain any consent required to permit any Contractual Rights to be subjected to the Security Interest.

2.5   Delivery of Instruments, Securities, Etc.

      The Debtor shall, upon reasonable request from the Secured Party following the occurrence of an Event of Default, forthwith deliver to the Secured Party, to be held by the

Secured Party hereunder, all instruments, securities, letters of credit, advances of credit and negotiable documents of title in its possession or control which pertain to or form part of the Collateral, and shall, where appropriate, duly endorse the same for transfer in blank or as the Secured Party may direct and shall make all reasonable efforts to deliver to the Secured Party any and all consents or other instruments or documents necessary to comply with any restrictions on the transfer thereof in order to transfer the same to the Secured Party. The Debtor agrees to denote the Secured Party's security interest on any chattel paper, documents of title, securities, instruments or other collateral in the possession of the Debtor.

2.6   Transfer of Title.

      As further continuing security for the due and timely payment and performance by MNL of the Obligations, the Debtor, subject to Sections 2.3 and 2.4, hereby grants, bargains, sells, assigns and transfers to the Secured Party all Collateral (specifically excluding trade-marks) such that title thereto and ownership therein shall belong to and be vested in the Secured Party, provided that the Secured Party shall not thereby assume or be liable for any obligations or payments in respect of any of the Collateral and provided further that, upon the sale of any Collateral by the Debtor in accordance with Section 4.8, or upon the receipt of dividends or interest in accordance with Section 5.2(a)(ii), title thereto and ownership therein shall be divested automatically from the Secured Party and provided further that, upon the termination of this Agreement in accordance with Section 12.3(b), title to and ownership in the Collateral shall be revested automatically in the Debtor without any further act of the Secured Party or the Debtor.

3.    Representations and Warranties of the Debtor

      The Debtor represents and warrants to the Secured Party that as at the date hereof:

3.1   Representations and Warranties in the Credit Agreement.

      The representations and warranties of the Debtor set forth in the Guarantee are true and correct in all material respects.

3.2   French Name.

      The Debtor's French name is Corporation Mitel Networks; the Debtor does not have or use a combined French and English name.

3.3   Address of Debtor.

      The Debtor's chief executive office located at 350 Legget Drive, Ottawa, Ontario, K2K 2W7.

3.4   Location of Collateral.

      With the exception of inventory in transit, at least 95% (on a net book value basis) of all tangible assets comprising the Collateral are situate in the Province of Ontario.

3.5   Survival.

      The representations and warranties of the Debtor contained in this Agreement shall survive for so long as any of the Obligations shall remain unpaid and, notwithstanding any investigation made by or on behalf of the Secured Party, shall continue in full force and effect for the benefit of the Secured Party during such period.

4.    Covenants of the Debtor

      So long as any of the Obligations shall remain unpaid, the Debtor covenants and agrees as follows:

4.1   Maintain Collateral.

      The Debtor shall keep all Equipment comprising part of the Collateral (other than obsolete Equipment) in good order and repair, subject to normal wear and tear, and shall not use such Equipment in violation of the provisions of this Agreement or any other agreement between the Debtor and the Secured Party relating to the Collateral or any policy insuring Collateral or any applicable statute, law, by-law, rule, regulation or ordinance.

4.2   No Accessions.

      The Debtor shall prevent any Collateral, except Inventory of the Debtor sold or leased as permitted hereby, from being or becoming an accession to property not covered by this Agreement.

4.3   Delivery of Documents.

      The Debtor shall deliver to the Secured Party from time to time promptly upon request:

      (a) any Documents of Title, Instruments, Securities and Chattel Paper constituting, representing or relating to Collateral;

      (b) all statements of account, bills, invoices and books of account relating to Accounts and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to the Collateral for the purpose of inspecting, auditing or copying the same;

      (c)   all policies and  certificates of insurance  relating to Collateral;
            and

      (d) such information concerning the Collateral, the Debtor and its business and affairs as the Secured Party may reasonably request.

4.4   Security in the Premises.

      The Debtor agrees to do all such acts and things as are reasonably necessary to mortgage and sublet the Debtor's interest in any location at which any Collateral is situate and/or its lease of any location at which the Collateral is situate, as applicable, to the Secured Party.

4.5   Change of Name.

      The Debtor shall not change its name or add any new fictitious name without providing at least ten business days' notice to the Secured Party of such change or addition. The Debtor shall not change its business structure or identity except in accordance with the Loan Agreement and/or the Guarantee.

4.6   Creating and Preserving the Security Interest.

      The Debtor shall, from time to time at the request of the Secured Party, make and do all such acts and things and execute and deliver all such instruments, agreements, financing statements and documents as the Secured Party reasonably requests by notice in writing given to the Debtor in order to create, preserve, perfect, validate or otherwise protect the Security Interest, to enable the Secured Party to exercise and enforce its rights and remedies hereunder and generally to carry out the provisions and purposes of this Agreement and, for greater certainty, the Debtor shall, from time to time at the request of the Secured Party, execute a power of attorney in such form as may be reasonably satisfactory to the Secured Party and as contemplated in Section 12.4.

4.7   Restrictions on Dealings with Collateral.

      Except as provided in Section 4.8, the Debtor agrees that it shall not, without the prior written consent of the Secured Party:

      (a) sell, assign, transfer, exchange, lease, consign or otherwise dispose of any Collateral;

      (b) locate any Collateral in any province not set out in Section 3.3 if, as a result, the statement made in Section 3.4 would no longer be true; or

      (c) create, assume or suffer to exist any Liens upon the Collateral ranking or purporting to rank in priority to or pari passu with the Security Interest other than Permitted Encumbrances;

provided that no provision hereof shall be construed as a subordination or postponement of the Security Interest to or in favour of any other Lien, whether or not such Lien is a Permitted Encumbrance.

4.8   Permitted Dealings with Collateral.

      Except as provided in the Loan Agreement and/or the Guarantee, unless and until an Event of Default has occurred and is continuing, the Debtor may, without the consent of the Secured Party:

      (a) sell, assign, transfer, exchange, lease, consign or otherwise dispose of Inventory in the ordinary course of its business;

      (b) sell or otherwise dispose of such part of its Equipment which is no longer necessary or useful in connection with its business or which has become worn out or obsolete or unsuitable for the purpose for which it was intended;

      (c) subject to Section 6.1, collect accounts in the ordinary course of its business; and

      (d) commit any other acts permitted by the Loan Agreement and/or the Guarantee.

4.9   Verification of Collateral.

      The Secured Party shall have the right at any time and from time to time to verify the existence and state of the Collateral in any reasonable manner the Secured Party may consider appropriate, and the Debtor agrees to furnish all assistance and information and to perform all such acts as the Secured Party may reasonably request in connection therewith and for such purpose to grant to the Secured Party or its agents access to all places where Collateral may be located and to all premises occupied by the Debtor.

5.    Securities

5.1   Registration in Secured Party's Name.

      If the Collateral at any time includes Securities, upon the occurrence and during the continuance of an Event of Default, the Debtor authorizes the Secured Party to transfer the same or any part thereof into its own name or that of its nominee so that the Secured Party or its nominee may appear as the sole owner of record thereof.

5.2   Voting and Other Rights.

      (a)   So long as no Event of Default has occurred and is continuing:

            (i) the Debtor may exercise all rights to vote and to exercise all rights of conversion or retraction or other similar rights with respect to any Securities; provided that no such exercise, in the reasonable opinion of the Secured Party, will have an adverse effect on the value of such Securities and all expenses of the Secured Party in connection therewith have been paid in full and provided further that, upon the exercise of the conversion right or retraction right, the additional Securities resulting therefrom shall be paid or delivered to the Secured Party; and

            (ii) the Debtor shall be entitled to receive all dividends (whether paid or distributed in cash, securities or other property) and interest declared and paid or distributed in respect of the Securities, and such dividends and interest as may be received by the Secured Party shall be applied against the Obligations or, at the Debtor's request (provided no Event of Default has occurred and is continuing) shall be paid to the Debtor. Such dividends and interest shall cease to be subject to the Security Interest if paid or distributed to the Debtor prior to the occurrence of an Event of Default but not otherwise.

      (b)   Upon  the   occurrence  of  an  Event  of  Default  and  during  the
            continuance thereof:

            (i) no proxy granted by the Secured Party or its nominee to the Debtor or its nominee pursuant to Section 5.2 shall thereafter be effective;

            (ii) the Debtor shall have no rights to vote or take any other action with respect to any Securities;

            (iii) the Secured Party may, but shall not be obligated to, vote and take all other action with respect to any Securities; and

            (iv) the Debtor shall cease to be entitled to receive any dividends or interest, whether declared or payable before or after the occurrence of an Event of Default, in respect of the Securities.

6.    Collection of Proceeds and Accounts

6.1   Control of Proceeds and Accounts.

      After the occurrence of an Event of Default and during the continuance thereof, the Secured Party may, acting reasonably, at any time take control of any Proceeds and Accounts, and the Secured Party may notify, acting reasonably, any account debtor of the Debtor or any obligor under any instrument held by the Debtor or the Secured Party in satisfaction pro tanto of the Obligations hereunder to make payment directly to the Secured Party whether or not the Debtor has theretofore been making collections on the Collateral. From time to time after the occurrence of an Event of Default and during the continuance thereof and upon the reasonable request in writing of the Secured Party, the Debtor shall also so notify such persons to make payment directly to the Secured Party and the Secured Party may, in its discretion, apply such in satisfaction pro tanto of the Obligations or hold such payments as further Collateral hereunder.

6.2   Proceeds and Accounts Received in Trust.

      After the occurrence of an Event of Default and during the continuance thereof, if the Debtor shall collect or receive any Accounts or shall be paid for any of the other Collateral or shall receive any Proceeds, all money so collected or received by the Debtor shall be received by the Debtor as trustee for the Secured Party and shall be paid to the Secured Party forthwith upon reasonable demand and the Secured Party may, in its discretion, apply such in satisfaction pro tanto of the Obligations or hold such payments as further Collateral hereunder.

7.    Default and the Secured Party's Remedies

7.1   Remedies Upon Default.

      Upon and after the occurrence of an Event of Default that has not been either cured or waived in accordance with the provisions of the Loan Agreement prior to the exercise by the Secured Party of any of its rights and remedies hereinafter set forth in this Section 7.1, (i) any or all of the security granted hereby will, at the option of the Secured Party become immediately enforceable and (ii) in addition to any other right or remedy provided by law, the Secured Party will have the rights and remedies set out below, all of which rights and remedies will be enforceable successively, concurrently or both::

      (a) declare any or all of the Obligations not then due and payable to be immediately due and payable by giving notice in writing thereof to MNL and, in such event, such Obligations shall be due and payable forthwith by MNL to the Secured Party;

      (b) commence legal action to enforce payment or performance of the Obligations;

      (c) require the Debtor, at the Debtor's expense, to assemble the Collateral at a place or places designated by notice in writing given by the Secured Party to the Debtor, and the Debtor agrees to so assemble the Collateral;

      (d) require the Debtor, by notice in writing given by the Secured Party to the Debtor, to disclose to the Secured Party the location or locations of the Collateral and the Debtor agrees to make such disclosure when so required by the Secured Party;

      (e) without legal process, enter any premises where the Collateral may be situated and take possession of the Collateral by any method permitted by law;

      (f) repair, process, complete, modify or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of the Debtor or otherwise and in connection with any such action utilize any of the Debtor's property without charge;

      (g) dispose of the Collateral by private or public sale, lease or otherwise upon such terms and conditions as the Secured Party may determine and whether or not the Secured Party has taken possession of the Collateral;

      (h) carry on all or any part of the business or businesses of the Debtor and, to the exclusion of all others including the Debtor, enter upon, occupy and, subject to any requirements of law and subject to any leases or agreements then in place, use all or any of the premises, buildings, plant, undertaking and other property of, or used by, the Debtor for such time and in such manner as the Secured Party sees fit, free of charge, and except to the extent required by law, the Secured Party shall not be liable to the Debtor for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages or other amount incurred in connection therewith or resulting therefrom;

      (i) file such proofs of claim or other documents as may be necessary or desirable to have its claim lodged in any bankruptcy, winding-up, liquidation, dissolution or other proceedings (voluntary or otherwise) relating to the Debtor;

      (j) borrow money for the purpose of carrying on the business of the Debtor or for the maintenance, preservation or protection of the Collateral and mortgage, charge, pledge or grant a security interest in the Collateral, whether or not in priority to the Security
            Interest hereby created and granted, to secure repayment of any money so borrowed;

      (k) where the Collateral has been disposed of by the Secured Party as provided in Section 7.1(g), commence legal action against the Debtor for the Deficiency, if any;

      (l) where the Secured Party has taken possession of the Collateral as herein provided, retain the Collateral irrevocably, to the extent not prohibited by law, by giving notice thereof to the Debtor and to any other persons required by law in the manner provided by law provided that such retention reduces the amount of the Obligations by an amount equal to the fair market value, as reasonably determined by the Secured Party of the Collateral so retained;

      (m) appoint, by an instrument in writing delivered to the Debtor, a receiver, manager or a receiver and manager (a "Receiver") to collect the Proceeds, and remove any Receiver so appointed and appoint another or others in its stead, or institute proceedings in any court of competent jurisdiction for the appointment of a Receiver, it being understood and agreed that:

            (i)   the  Secured   Party  may  appoint  any  person  as  Receiver,
                  including an officer or employee of the Secured Party;

            (ii) such appointment may be made at any time after an Event of Default either before or after the Secured Party shall have taken possession of the Collateral;

            (iii) the  Secured  Party may from  time to time fix the  reasonable remuneration of the Receiver and direct the payment thereof out of the Collateral or Proceeds; and

            (iv) the Receiver shall be deemed to be the agent of the Debtor for all purposes and, for greater certainty, the Secured Party shall not be, in any way, responsible for any actions, whether wilful, negligent or otherwise, of any Receiver, and the Debtor hereby agrees to indemnify and save harmless the Secured Party from and against any and all claims, demands, actions, costs, damages, expenses or payments which the Secured Party may hereafter suffer, incur or be required to pay as a result of, in whole or in part, any action taken by the Receiver or any failure of the Receiver to do any act or thing;

      (n) pay or discharge any Lien claimed by any person and reasonably established to the satisfaction of the Secured Party in the Collateral and the amount so paid shall be added to the Obligations and shall bear interest calculated from the date of payment at the Rate until payment thereof; and

      (o) take any other action, suit, remedy or proceeding authorized or permitted by this Agreement, the Act or by law or equity.

7.2   Acting in Accordance with Commercial Practice.

      In enforcing its rights hereunder, the Secured Party shall be required to act at least to the standards which are consistent with the commercial practices of a person carrying on a business in a distress, default or liquidation situation.

7.3   Sale of Collateral.

      The Debtor and the Secured Party acknowledge and agree that any sale referred to in Section 7.1(g) may be either a sale of all or any portion of the Collateral and may be by way of public auction, public tender, private contract or otherwise without notice, advertisement or any other formality, except as required by law, all of which are hereby waived by the Debtor to the extent permitted by law. To the extent not prohibited by law, any such sale may be made with or without any special condition as to the upset price, reserve bid, title or evidence of title or other matter and from time to time as the Secured Party in its sole discretion thinks fit with power to vary or rescind any such sale or buy in at any public sale and resell. The Secured Party may sell the Collateral for a consideration payable by instalments either with or without taking security for the payment of such instalments and may make and deliver to any purchaser thereof good and sufficient deeds, assurances and conveyances of the Collateral and give receipts for the purchase money, and any such sale shall be a perpetual bar, both at law and in equity, against the Debtor and all those claiming an interest in the Collateral by, from, through or under the Debtor.

7.4   Reference to Secured Party Includes Receiver.

      For the purposes of Sections 7.1, 7.2 and 7.3, a reference to "the Secured Party" shall, where the context permits, include any Receiver.

7.5   Payment of Expenses.

      The amount of the Reasonable Expenses shall be paid by the Debtor to the Secured Party from time to time forthwith after demand therefor is given by the Secured Party to the Debtor, together with interest thereon calculated from the date of such demand at the Rate, and payment of such Reasonable Expenses together with such interest shall be secured by the Security Interest.

7.6   Payment of Deficiency.

      Where the Collateral has been disposed of by the Secured Party as provided herein, the Deficiency, if any, shall be paid by the Debtor to the Secured Party in accordance with, and upon the terms and conditions contained in, the Guarantee, together with interest thereon calculated from the date of such demand at the Rate, and the payment of the Deficiency together with such interest shall be secured by the Security Interest.

7.7   Rights and Remedies are Not Mutually Exclusive.

      To the fullest extent permitted by law, the Secured Party's rights and remedies, whether provided for in this Agreement or otherwise, are not mutually exclusive and are cumulative and not alternative and may be exercised independently or in any combination.

7.8   No Obligation to Enforce.

      The Secured Party shall not be under any obligation to, or liable or accountable for any failure to, enforce payment or performance of the
Obligations or to seize, realize, take possession of or dispose of the Collateral and shall not be under any obligation to institute proceedings for any such purpose.

8.    Possession of Collateral by the Secured Party

8.1   Possession of Collateral.

      Where any Collateral is in the possession of the Secured Party:

      (a) the Secured Party may, at any time following the occurrence of an Event of Default which is continuing, grant or otherwise create a security interest in such Collateral upon any terms, whether or not such terms impair the Debtor's right to redeem such Collateral; and

      (b) the Secured Party may, at any time following the occurrence of an Event of Default which is continuing, use such Collateral in any manner and to such extent as it deems necessary or desirable.

9.    Fixtures

9.1   Fixtures.

      The Debtor acknowledges and agrees that no Collateral acquired by the Debtor after the date hereof shall become affixed to any real property except with the prior written consent of the Secured Party.

10.   Continuing Obligations

10.1  Continuing Obligations.

      Notwithstanding any other term or condition of this Agreement, this Agreement shall not relieve the Debtor or any other party to any of the Collateral from the observance or performance of any term, covenant, condition or agreement on its part to be observed or performed thereunder or from any liability to any other party or parties thereto or impose any obligation on the Secured Party to observe or perform any such term, covenant, condition or agreement to be so observed or performed, and the Debtor hereby agrees to indemnify and hold harmless the Secured Party from and against any and all losses, liabilities (including liabilities for penalties), costs and expenses which may be incurred by the Secured Party under the Collateral and from all claims, demands, actions, suits and judgments which may be asserted against the Secured Party by reason of any alleged obligation or undertaking on its part to observe, perform or discharge any of the terms, covenants and agreements contained in the Collateral. The Secured Party may, at its option, perform any term, covenant, condition or agreement on the part of the Debtor to be performed under or in respect of the Collateral (and/or enforce any of the rights of the Debtor thereunder) without thereby waiving any rights to enforce this Agreement. Nothing contained in this Section 10.1 shall be deemed to constitute the Secured Party the mortgagee in possession of the Collateral or the lessee under any lease or agreement to lease unless the Secured Party has agreed to become such mortgagee in possession or to be a lessee.

11.   Acknowledgement by the Debtor

11.1  Acknowledgements.

      The Debtor:

      (a)   acknowledges receipt of a true copy of this Agreement;

      (b) acknowledges receipt of a copy of the financing statement registered under the Act evidencing the Security Interest; and

      (c) acknowledges and agrees that this Agreement may be assigned by the Secured Party to any person, as the Secured Party may determine and, in such event, such person shall be entitled to all of the rights and remedies of the Secured Party as set forth in this Agreement or otherwise and the Secured Party shall be released and discharged from its further obligations hereunder upon the assumption of same by the assignee.

12.   Miscellaneous

12.1  Notice.

      (a) Any notice, demand, direction or other instrument required or permitted to be given hereunder or under the Act shall be in writing and shall be given by overnight delivery service, by hand delivery or by telecopy to the addressee as follows:

            (i)   if to the Secured Party:

                  Export Development Canada
                  151 O'Connor Street
                  Ottawa, Ontario K1A 1K3

                  Attention: Loans Services
                  Facsimile: (613) 598-2514

            (ii)  if to the Debtor:

                  Mitel Networks Corporation
                  350 Legget Drive
                  Ottawa, ON  K2K 2W7

                  Attention: Treasurer
                  Facsimile: (613) 591-2320

      (b) If any such notice, demand, direction or other instrument is delivered or transmitted on a day other than a Business Day or after 3:00 p.m. on any Business Day, the same shall be deemed to have been effectively given and received on the next following Business Day.

      (c) Either party may change its address for service from time to time by notice given in accordance with the foregoing.

12.2  Waiver.

      (a) The Secured Party may waive, in whole or in part, any breach by the Debtor of any of the provisions of this Agreement, any default by MNL and/or the Debtor in the payment or performance of any of the Obligations or any of its rights and remedies, whether provided for herein or otherwise, provided that no such waiver shall be effective unless given by the Secured Party to the Debtor in writing.

      (b) No waiver given in accordance with Section 12.2(a) shall be a waiver of any other or subsequent breach by the Debtor of any of the provisions of this Agreement, of any other or subsequent default by MNL and/or the Debtor in the payment or performance of any of the Obligations or any of the rights and remedies of the Secured Party, whether provided for herein or otherwise.

      (c) The Secured Party may, at any time, grant extensions of time or other indulgences to, accept compositions from or grant releases and discharges to the Debtor in respect of the Collateral or otherwise deal with the Debtor or with the Collateral and other security held by the Secured Party, all as the Secured Party may see fit, and the Debtor agrees that any such act or any failure by the Secured Party to exercise any of its rights or remedies, whether provided for herein or otherwise, shall in no way affect or impair the Security Interest or the rights and remedies of the Secured Party, whether provided for in this Agreement or otherwise.

12.3  Effective Date and Termination.

      (a) This Agreement shall become effective according to its terms immediately upon the execution hereof by the Secured Party and the Debtor. This Agreement and the Security Interest are in addition to and not in substitution for any other agreement made between the Secured Party and the Debtor or any other security granted by the Debtor to the Secured Party, whether before or after the execution of this Agreement.

      (b) This Agreement may be terminated by written agreement made between the Secured Party and the Debtor or by notice in writing given by the Debtor to the Secured Party at any time when all of the Obligations have been fully satisfied and performed by the Debtor. Upon termination of this Agreement in accordance with the provisions of this Section 12.3(b), the Secured Party shall, at the request and expense of the Debtor, make and do all such acts and things and execute and deliver all such financing statements, instruments, agreements and documents as the Debtor considers necessary or desirable to discharge the Security Interest, to release and discharge the Collateral therefrom and to record such release and discharge in all appropriate offices of public record.

12.4  Power of Attorney.

      The Debtor hereby irrevocably appoints the Secured Party the true and lawful attorney for the Debtor, with full power of substitution, in the name of the Debtor, the Secured Party or otherwise, for the purposes of carrying out the terms of this Agreement, but at such Debtor's expense, to the extent permitted by law to exercise, at any time after any Event of Default has occurred and is continuing, any or all of the following powers with respect to any or all of the Collateral (which powers shall be in addition and supplemental to any powers, rights and remedies of the Secured Party described herein):

      (a) to demand, sue for and collect any and all moneys due or to become due upon or by virtue thereof; and

      (b) to receive, take, endorse, assign and deliver any and all cheques, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Secured Party in connection therewith; and

      (c) to settle, compromise, discharge, extend, compound, prosecute or defend any action or proceeding with respect thereto; and

      (d) to sell, transfer, assign or otherwise deal in or with same, or the proceeds thereof, or the related goods securing the Collateral, as fully and effectually as if the Secured Party were the absolute owner thereof; and

      (e) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and

      (f) to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon; provided, that the Secured Party shall give the Debtor not less than ten (10) days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market.

12.5  Registrations.

      The Debtor will, from time to time at the request of the Secured Party, promptly effect all registrations, filings, recordings and all re-registrations, re-filings and re-recordings of or in respect of this Agreement and the Security Interest in such offices of public record and at such times as may be necessary or of advantage in perfecting, maintaining and protecting the validity, effectiveness and priority hereof and/or of the Security Interest.

12.6  Power of Attorney.

      The Debtor hereby irrevocably constitutes and appoints the Secured Party and each of its officers holding office from time to time as the true and lawful attorney of the Debtor with power of substitution in the name of the Debtor to do any and all such acts and things or execute and deliver all documents described in Section 12.5 in the event the Debtor refuses to, or fails timely to execute and deliver any of the documents described in Section 12.5, and the Debtor hereby ratifies and agrees to ratify all acts of any such attorney taken or done in accordance with this Section 12.6. This power of attorney shall not be revoked or terminated by any act or thing other than the termination of this Agreement in accordance with Section 12.3(b).

12.7  Application of Payments.

      Subject to the provisions of the Loan Agreement and the Guarantee, any and all payments made by the Debtor to the Secured Party in respect of the Obligations from time to time and any and all moneys realized by the Secured Party whether hereunder or otherwise may be applied by the Secured Party to such part or parts of the Obligations as the Secured Party shall in its sole discretion determine. The Secured Party shall at all times and from time to time have the right to change any application so made.

12.8  Notice of Loan Agreement.

      This Agreement has been executed and delivered pursuant to the provisions of the Loan Agreement, and notice of the terms and conditions of the Loan Agreement, including, respectively, the covenants of MNL therein, is hereby acknowledged by the Debtor.

12.9  Conflict between Documents.

      This Agreement is subject to terms of the Loan Agreement and the Guarantee. In the event of any conflict between the terms of this Agreement and the Loan Agreement or the Guarantee, the applicable terms of the Loan Agreement and the Guarantee shall govern.

12.10 Execution in Counterparts.

      This Agreement may be executed in counterparts and by each party hereto in separate documents, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

12.11 Delivery by Facsimile.

      Any delivery of an executed copy of this Agreement by way of telecopy or facsimile shall constitute delivery hereof, provided that any party delivering by way of telecopier or facsimile shall, as soon as reasonably practicable, deliver the original executed copy to the other party.

      IN WITNESS WHEREOF the parties have executed this Agreement.

                                       EXPORT DEVELOPMENT CANADA

                                       by
                                              ----------------------------------
                                              Name:
                                              Title:

                                              ----------------------------------
                                              Name:
                                              Title:

                                       MITEL NETWORKS CORPORATION

                                       by
                                              ----------------------------------
                                              Name:
                                              Title:

                                              ----------------------------------
                                              Name:
                                              Title: